Exhibit 99.4
                                  ------------





                NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT

                                  By and Among

                     AVALON DIGITAL MARKETING SYSTEMS, INC.

                                       and

                         AVALON ACQUISITION COMPANY, LLC

                                       and

                              NETWORKS DIRECT, INC.





                            Dated as of May 28, 2004



                                TABLE OF CONTENTS

                                                                                                               Page


ARTICLE I             DEFINITIONS................................................................................1
         Section 1.1.          Definitions.......................................................................1
         Section 1.2.          Other Definitions.................................................................9

ARTICLE II            PURCHASE AND SALE OF THE SECURITIES.......................................................11
         Section 2.1.          Issuance and Sale of Notes and Warrants at First Closing.........................11
         Section 2.2.          Issuance and Sale of Notes and Warrants at Second Closing........................11

ARTICLE III           THE CLOSING...............................................................................12
         Section 3.1.          The First Closing................................................................12
         Section 3.2.          First Closing Deliveries.........................................................12
         Section 3.3.          The Second Closing...............................................................12
         Section 3.4.          Second Closing Deliveries........................................................12

ARTICLE IV            REPRESENTATIONS AND WARRANTiES OF the COMPANY.............................................13
         Section 4.1.          Organization. Subsidiaries.......................................................13
         Section 4.2.          Due Authorization................................................................13
         Section 4.3.          Capitalization...................................................................14
         Section 4.4.          Consents and Approvals...........................................................15
         Section 4.5.          No Violations....................................................................15
         Section 4.6.          Compliance with Laws.............................................................15
         Section 4.7.          Financial Advisory Fees..........................................................15
         Section 4.8.          SEC Documents; Forecasts.........................................................16
         Section 4.9.          Taxes............................................................................16
         Section 4.10.         Contracts........................................................................18
         Section 4.11.         Litigation.......................................................................19
         Section 4.12.         Intellectual Property Assets.....................................................19
         Section 4.13.         Employee Matters.................................................................21
         Section 4.14.         Licenses and Permits.............................................................21
         Section 4.15.         Financial Statements and Other Information.......................................22
         Section 4.16.         No Undisclosed Liabilities.......................................................22
         Section 4.17.         Employee Plans...................................................................23
         Section 4.18.         Insurance Policies...............................................................24
         Section 4.19.         No Illegal or Improper Transactions..............................................25
         Section 4.20.         Bank Accounts....................................................................25
         Section 4.21.         Environmental and Safety Requirements............................................25

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS..........................................25
         Section 5.1.          Organization.....................................................................26
         Section 5.2.          Due Authorization................................................................26
         Section 5.3.          Financial Advisory Fees..........................................................26
         Section 5.4.          Investment Representations.......................................................26


                                TABLE OF CONTENTS
                                   (continued)
                                                                                                               Page
ARTICLE VI            COVENANTS.................................................................................27
         Section 6.1.          Conduct of Business Pending the Closing..........................................27
         Section 6.2.          No Solicitation of Alternative Proposals.........................................28
         Section 6.3.          Cooperation; Access to Information...............................................30
         Section 6.4.          Further Actions: Reasonable Efforts..............................................31
         Section 6.5.          Use of Proceeds..................................................................31
         Section 6.6.          Restructuring; Bankruptcy Court Approval.........................................31
         Section 6.7.          Registration Rights Agreement....................................................32
         Section 6.8.          Compliance with Securities Law...................................................32
         Section 6.9.          Corporate Governance.............................................................32
         Section 6.10.         Releases.........................................................................32
         Section 6.11.         Purchaser Preemptive Rights......................................................33
         Section 6.12.         Notification of Certain Matters..................................................33
         Section 6.13.         Management Options/New Capitalization............................................33
         Section 6.14.         Affirmative Covenants............................................................33
         Section 6.15.         Required Approvals...............................................................34
         Section 6.16.         Audited 2003 Financial Statements................................................36

ARTICLE VII           CONDITIONS................................................................................36
         Section 7.1.          Conditions to the Purchaser's Obligations........................................36
         Section 7.2.          Conditions to the Obligations of the Company.....................................37

ARTICLE VIII          TERMINATION...............................................................................38
         Section 8.1.          Termination......................................................................38
         Section 8.2.          Break-up Fee and Expense Reimbursement Fee.......................................39

ARTICLE IX            SECURITY..................................................................................39
         Section 9.1.          Security Interest................................................................39
         Section 9.2.          Covenants and Representations Concerning Collateral..............................40

ARTICLE X             Event of Default..........................................................................43
         Section 10.1.         Event of Default.................................................................43

ARTICLE XI            RIGHTS AND REMEDIES.......................................................................44
         Section 11.1.         Rights and Remedies of the Purchaser.............................................44
         Section 11.2.         Disposition of Collateral........................................................46
         Section 11.3.         Costs and Expenses...............................................................46
         Section 11.4.         Applications of Collateral.......................................................47

ARTICLE XII           MISCELLANEOUS.............................................................................47
         Section 12.1.         Governing Law....................................................................47
         Section 12.2.         Jurisdiction; Forum; Service of Process; Waiver of Jury Trial....................47
         Section 12.3.         Successors and Assigns...........................................................48
         Section 12.4.         Entire Agreement; Amendment......................................................48
         Section 12.5.         Notices..........................................................................48
         Section 12.6.         Delays or Omissions..............................................................49



                                TABLE OF CONTENTS
                                   (continued)
                                                                                                               Page
         Section 12.7.         Further Assurances...............................................................49
         Section 12.8.         Counterparts.....................................................................50
         Section 12.9.         Severability.....................................................................50
         Section 12.10.        Headings.........................................................................50
         Section 12.11.        No Public Announcement...........................................................50
         Section 12.12.        Purchasers' Agent................................................................50
         Section 12.13.        Exculpation Among Purchasers.....................................................51

     Exhibits:
     ---------

     A        Form of 3% Senior Convertible Secured Note

     B        Form of Plan of Reorganization

     C        Form of Warrant

     D-1      Schedule of Note Purchases at First Closing

     D-2      Schedule of Note Purchases at Second Closing

     E-1      Schedule of Warrant Issuance at First Closing

     E-2      Schedule of Warrant Issuance at Second Closing

     F        Risk Factors Associated with Investing in the Reorganized Company

     G        Form of Registration Rights Agreement

     H        Certificate of Incorporation of the Reorganized Company

     I        Bylaws of the Reorganized Company

     J        Assumed Executory Contracts

                NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT

         THIS NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, this "Agreement") is made as of May 28, 2004 by and between Avalon Digital Marketing Systems, Inc., a Delaware corporation, in its capacity as debtor and debtor-in-possession (the "Company"), and Avalon Acquisition Company, LLC and
Networks Direct, Inc. (collectively, the "Purchasers," and individually, a "Purchaser").

                                    RECITALS

         WHEREAS, on September 5, 2003 (the "Petition Date") the Company filed a voluntary petition for reorganization relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq., as amended (the "Bankruptcy Code") in case No. 03-35180 (the "Chapter 11 Case") pending in the United States Bankruptcy Court for the District of Utah (the "Bankruptcy Court");

         WHEREAS, the Company desires to undertake the Restructuring (as hereinafter defined);

         WHEREAS, in connection with the Restructuring, the Purchasers desire to invest in the Reorganized Company (as hereinafter defined);

         WHEREAS, to implement such investment, the Purchasers desire to purchase from the Reorganized Company, and the Reorganized Company desires to issue and sell to the Purchasers, upon the terms and subject to the conditions set forth herein, the Securities (as hereinafter defined); and

         WHEREAS, with respect to the sale and purchase of the Securities, the Purchasers will have the benefit of the registration rights provided for in a Registration Rights Agreement (as hereinafter defined).

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

         "Affiliate" shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act.

         "Alternative Proposal" shall mean any proposed or actual tender offer, merger, consolidation or other business combination involving the Company, or sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any material assets of the Company or the Subsidiaries or any securities of the Company or the Subsidiaries, or any transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Alternative Proposal" shall not include the transactions contemplated hereby.

         "Board of Directors" shall mean the Board of Directors of the Company (or the Reorganized Company, as the case may be).

         "Borrower" shall mean the Reorganized Company.

         "Business Day" shall mean any day excluding Saturday, Sunday, or any other day on which banking institutions located in Provo, Utah or New York, New York are required or authorized to be closed.

         "Claim" or "Claims" shall have the meaning set forth in Section 101(5) of the Bankruptcy Code, including, without limitation, any right to receive payment from the Company, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, contested, uncontested, legal, equitable, secured, or unsecured; or any right to an equitable remedy for breach of performance if such breach gives rise to a right to receive payment from the Company, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, contested, uncontested, secured, or unsecured.

         "Closing" shall mean each of the First Closing and the Second Closing.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collateral" shall mean all of the personal property of Borrower, wherever located, and now owned or hereafter acquired, including, without limitation: (a) all Receivables, Inventory and Equipment and, in addition, all other property of Borrower in which the Purchasers have, or may in the future acquire or be granted, a Lien hereunder or under any of the other Transaction Documents; (b) all present and future substitutions, replacements, appurtenances, accessories, accessions and materials and supplies relating to any of the foregoing; (c) all of Borrower's present and future books and records in any form, in or on any media, including data processing materials in any form (including software, tapes, discs and the like), whether in the possession of Borrower or any other person; and (d) all present and future proceeds and products of all of the foregoing in any form whatsoever and all rights, including rights to the payment of money for any reason, arising on account of any sale, assignment, lease, rental, license, exchange, liquidation, condemnation, taking, theft or any disposition of any nature of, or any damage or casualty to, or any loss with respect to, any of the foregoing or any rights or interests of Borrower in any of the foregoing, including, without limitation, cash proceeds (including all payments under any indemnities, warranties or guaranties payable with respect to any of the foregoing), noncash proceeds and proceeds acquired with cash proceeds, whether any such proceeds constitute consumer goods, farm products, equipment, inventory, documents of title, chattel paper, accounts, instruments or general intangibles, and all proceeds of insurance policies insuring any of the foregoing or any risks to Borrower associated with any of the foregoing.

         "Common Stock" shall mean the common stock of the Reorganized Company par value $.0001 per share.

         "Confirmation Order" shall mean an order, which shall include orders of the Bankruptcy Court that have the effect, except as contemplated by the Plan, of vesting all licenses, permits, authorizations, registrations and other governmental or regulatory requirements to conduct the business of the Company in the Reorganized Company without any further action, filing, notice, declaration or registration by them, and otherwise in form and substance reasonably acceptable to the Purchasers entered by the Bankruptcy Court in the Chapter 11 Case confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

         "Conversion Shares" shall mean shares of the Common Stock issued in accordance with the Notes or issuable upon conversion of the Notes or in accordance with the Warrants or issuable upon exercise of the Warrants.

         "Copyrights" shall mean all of Borrower's right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to all domestic and foreign copyrights, copyright registrations and copyright applications, whether or not registered or filed with any governmental authority, together with:

              (a) all renewals thereof,

              (b) all present and future rights of Borrower under all present and future license agreements relating thereto, whether Borrower is licensee or licensor thereunder,

              (c) all income, royalties, damages and payments now or hereafter due and/or payable to Borrower thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof,

              (d) all of Borrower's present and future claims, causes of action and rights to sue for past, present or future infringements thereof, and

              (e) all rights corresponding thereto throughout the world.

         "Default" shall mean any event which, with the giving of notice or passage of time (or both), would constitute an Event of Default.

         "Disclosure Statement" shall mean the disclosure statement filed in connection with the Plan in the Chapter 11 Case.

         "Documents" shall mean all of Borrower's right, title and interest, whether now owned or hereafter acquired, in, to and under all "documents" as defined in the UCC (whether negotiable or non-negotiable) or other receipts covering, evidencing or representing goods.

         "Effective Date" shall mean the business day on which all conditions precedent to the effectiveness of the Plan shall have been satisfied or waived.

         "Encumbrance" shall mean, with respect to any Person, any mortgage, Lien, pledge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements, voting rights agreements and all similar arrangements).

         "Equipment" shall mean all of Borrower's right, title and interest, whether now owned or hereafter acquired, in, to and under all "equipment" as defined in the UCC and shall include all Documents representing the same.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean any Person (whether or not incorporated) which, by reason of its relationship with the Company, is required to be aggregated with the Company under Sections 414(b), 414(c) or 414(m) of the Code, or which, together with the Company, is a member of a controlled group within the meaning of Section 4001(a) of ERISA.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include reference to the comparable section, if any, of such successor federal statute.

         "Existing Lien Holders" shall mean The Mulligan Group with respect to the Mulligan Cash Collateral Agreement and Zions First National Bank with respect to the Bridgeview Financial Residual Payment Account.

         "GAAP"  shall  mean  United  States   generally   accepted   accounting
principles.

         "Governmental Entity" shall mean any supranational, national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.

         "Indebtedness" shall include all items which would properly be included in the liability section of a balance sheet or in a footnote to a financial statement in accordance with GAAP, and shall also include all contingent liabilities.

         "Inventory" shall mean all of Borrower's right, title and interest, whether now owned or hereafter acquired, in, to and under all "inventory" as defined in the UCC and shall include all Documents representing the same.

         "Investment" shall mean the Purchase Price, in whole or in part.

         "IRS" shall mean the Internal Revenue Service.

         "Knowledge" of a party hereto shall mean the actual knowledge after reasonable inquiry of current officers, directors and other employees of such party reasonably believed to have knowledge of such matters.

         "Law" shall mean any law, statute, ordinance, rule, regulation, order, judgment, decree or body of law of any Governmental Entity.

         "Liability" shall mean any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due and regardless of when asserted), including, without limitation, any liability for Taxes, or for Claims against the Company with respect to periods prior to the Closing Date.

         "Licenses" shall mean all present and future licenses and license agreements of Borrower, and all rights of Borrower under or in connection therewith, whether Borrower is licensee or licensor thereunder, including, without limitation, any present or future franchise agreements under which Borrower is franchisee or franchisor, together with:

              (a) all renewals thereof,

              (b) all income, royalties, damages and payments now or hereafter due and/or payable to Borrower thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof,

              (c) all claims, causes of action and rights to sue for past, present or future infringements thereof, and

              (d) all rights corresponding thereto throughout the world.

         "Lien" means any Claim, lien (statutory or otherwise), Encumbrance, pledge, Liability, restriction (including, without limitation, restrictions on transfer), charge, instrument, license, preference, priority, security agreement, easement, covenant, right of recovery, option, charge, hypothecation, easement, security interest, interest, right of way, encroachment, mortgage, deed of trust, imperfection of title, prior assignments, Tax (including foreign, federal, state and local Tax), order of any Governmental Entity or other Encumbrance or charge of any kind or nature whatsoever including, without limitation (i) any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing; (ii) any assignment or deposit arrangement in the nature of a security device; (iii) any Claim based on any theory that the Purchasers are successors, transferees or continuations of the Company or its business; and (iv) any leasehold interest, license or other right, in favor of a third party or the Company, whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown.

         "Material Adverse Effect" shall mean, when used in connection with the Company or the Reorganized Company, any change, effect, event, occurrence or development that is, or is reasonably likely to be, materially adverse to the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole.

         "Mulligan Cash Collateral Agreement" shall mean that certain Cash Collateral Agreement, dated as of September 9, 2003, by and between the Company and The Mulligan Group.

         "New Common Shares" shall mean the number of newly issued shares of common stock of the Reorganized Company in accordance with the Plan.

         "Note" shall mean the 3% Senior Convertible Secured Note in the form attached hereto as Exhibit A and all renewals, replacements and extensions thereof.

         "Notes" shall mean more than one Note and collectively the Notes.

         "Obligations" shall mean, as the same may be amended, modified, extended, renewed, supplemented, increased, refinanced, consolidated or replaced from time to time, all present and future obligations, indebtedness and liabilities of Borrower to the Purchasers arising under the Notes (including, without limitation, all principal amounts, interest charges, fees and all other charges and sums, as well as all costs and expenses, including reasonable attorneys' fees and expenses, payable or reimbursable by Borrower under or pursuant to this Agreement and the Notes).

         "Ordinary Course of Business" shall mean the ordinary course of business of the Company.

         "Patents" shall mean all of Borrower's right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to all United States and foreign patents, and pending and abandoned United States and foreign patent applications, including, without limitation, the inventions and improvements described or claimed therein, together with

              (a)  any  reissues,  divisions,  continuations,   certificates  of
reexamination, extensions and continuations-in-part thereof,

              (b) all present and future rights of Borrower under all present and future license agreements relating thereto, whether Borrower is licensee or licensor thereunder,

              (c) all income, royalties, damages and payments now or hereafter due and/or payable to Borrower thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof,

              (d) all of Borrower's present and future claims, causes of action and rights to sue for past, present or future infringements thereof, and

              (e) all rights corresponding thereto throughout the world.

         "PBGC"  shall  mean  the  United  States   Pension   Benefit   Guaranty
Corporation.

         "Permitted Liens" shall mean:

              (a) Liens of the Purchasers;

              (b) Liens for taxes not delinquent or for taxes being diligently contested in good faith by Borrower by appropriate proceedings;

              (c) mechanic's, artisan's, materialman's, landlord's, carrier's or other like Liens arising in the ordinary course of business with respect to obligations which are not due;

              (d) Liens arising out of a judgment, order or award with respect to which Borrower shall in good faith be prosecuting diligently an appeal or proceeding for review and with respect to which there shall be in effect a subsisting stay of execution pending such appeal or proceeding for review, provided appropriate reserves therefor are established by Borrower in accordance with GAAP;

              (e) any deposit of funds made in the ordinary course of business to secure obligations of Borrower under worker's compensation laws, unemployment insurance laws or similar legislation, to secure public or statutory obligations of Borrower, to secure surety, appeal or customs bonds in proceedings to which Borrower is a party, or to secure Borrower's performance in connection with bids, tenders, contracts (other than contracts for the payment of money), leases or subleases made by Borrower in the ordinary course of business;

              (f) Liens specifically consented to by the Purchasers in writing;

              (g) Liens of the Existing Lien Holders.

         "Person"  shall  mean  any  individual,   firm,  corporation,   limited
liability company, partnership, company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "Plan" shall mean the plan of reorganization in a form acceptable to the Company and the Purchasers and embodying the terms set forth in the Plan attached hereto as Exhibit B, with such changes as may be reasonably acceptable to the Company and the Purchasers hereafter, together with all contracts, agreements, schedules, exhibits, certificates, orders and other documents prepared in connection therewith; provided, however, that any such change shall require the prior written consent of each Purchaser, in its sole and absolute discretion.

         "Purchase Price" shall mean the sum of the First Purchase Price and the Second Purchase Price.

         "Receivables" shall mean all of Borrower's right, title and interest, whether now owned or hereafter acquired, in, to and under any accounts, chattel paper, instruments, general intangibles (including payment intangibles), investment property, commodity accounts, commodity contracts, letter of credit rights, Documents, insurance policies, drafts, bills of exchange, trade acceptances, notes or other indebtedness (as such terms are defined in the UCC to the extent that they are defined therein) owing to Borrower from whatever source arising.

         "Reorganized Company" shall mean the Company on and after the Effective Date of the Plan.

         "SEC" shall mean the United States Securities and Exchange Commission and any successor Governmental Entity.

         "Securities" shall mean the Notes and the Warrants.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of such successor federal statute.

         "Superior Proposal" shall mean an unsolicited, bona fide written offer made by a third party to consummate an Alternative Proposal, which Alternative Proposal is likely to be consummated, and that (i) the Board of Directors determines in good faith, after consulting with its outside legal counsel and its financial advisor, would, if consummated, result in a transaction that is more favorable to the Company than the transactions contemplated hereby (taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal), and (ii) is for at least eighty percent (80%) of common stock of the Company or the Reorganized Company.

         "Tax" or "Taxes" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under
Section 59A of the Code), customs duties, capital stock, franchise, capital gains, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

         "Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Trademarks" shall mean all of Borrower's right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to all domestic and foreign trademarks, trademark registrations, trademark applications and trade names, whether or not registered or filed with any governmental authority, together with:

              (a) all renewals thereof,

              (b) all present and future rights of Borrower under all present and future license agreements relating thereto, whether Borrower is licensee or licensor thereunder,

              (c) all income, royalties, damages and payments now or hereafter due and/or payable to Borrower thereunder or with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof,

              (d) all of Borrower's present and future claims, causes of action and rights to sue for past, present or future infringements thereof, and

              (e) all rights corresponding thereto throughout the world.

         "Transaction Documents" shall mean this Agreement, the Registration Rights Agreement, the Notes, the Warrants and all other contracts, agreements, schedules, certificates, orders and other documents being delivered pursuant to or in connection with this Agreement.

         "UCC" shall mean with respect to any Collateral, the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or priority of the security interest in any item or portion of the Collateral governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority. Wherever this agreement refers to terms as defined in the UCC, if such term is defined in more than one Article of the UCC, the definition of Article 9 of the UCC shall control.

         "Warrant" shall mean the Warrant in the form attached hereto as Exhibit C to purchase the number of shares of Common Stock, as the same may be amended, restated, extended, renewed, replaced or otherwise modified from time to time.

         "Warrants" shall mean more than one Warrant and collectively the Warrants.

         Section 1.2 Other Definitions. The following terms shall have the meanings defined in the Section indicated:

         Agreement...................................................Preamble
         Alternative Proposal..................................Section 6.2(a)
         Amended Certificate of Incorporation.....................Section 4.4
         Bankruptcy Code.............................................Recitals
         Bankruptcy Court............................................Recitals
         Break-Up Fee.............................................Section 8.2
         Chapter 11 Case.............................................Recitals
         Closing..................................................Section 3.1
         Closing Date.............................................Section 3.1
         Commercial Software..................................Section 4.12(c)
         Company.....................................................Preamble
         Company Confidential Information......................Section 6.3(f)
         Company Disclosure Schedule...............................Article IV
         Contract................................................Section 4.10
         Disclosure Statement Approval Order......................Section 6.6
         Employees...............................................Section 4.13
         Employee Plan...........................................Section 4.17
         Environmental and Safety Requirements...................Section 4.21

         Event of Default........................................Section 10.1
         Expense Reimbursement Fee................................Section 8.2
         Financial Advisory Fees..................................Section 4.7
         Financial Statements....................................Section 4.15
         First Closing............................................Section 3.1
         First Purchase Price.....................................Section 2.1
         Governmental Requirements................................Section 4.4
         Intellectual Property................................Section 4.12(a)
         Licensed Software....................................Section 4.12(e)
         Management Option Plan..................................Section 6.13
         Owned Software.......................................Section 4.12(d)
         Permits.................................................Section 4.14
         Petition Date...............................................Recitals
         Proceeding...............................................Section 9.2
         Purchasers..................................................Preamble
         Purchaser Disclosure Schedule..............................Article V
         Registration Rights Agreement............................Section 6.7
         Restraint.............................................Section 7.1(a)
         Restructuring............................................Section 6.6
         SEC Reports..............................................Section 4.8
         Second Closing...........................................Section 3.3
         Second Purchase Price....................................Section 2.2
         Selected Courts.......................................Section 9.2(a)
         Subsidiary............................................Section 4.1(b)

                                   ARTICLE II

                       PURCHASE AND SALE OF THE SECURITIES

         Section 2.1 Issuance and Sale of Notes and Warrants at First Closing.

              (a) Upon the terms and subject to the conditions set forth herein, at the First Closing, the Reorganized Company shall issue and sell to (i) each of the Purchasers set forth on Exhibit D-1 attached hereto a Note in the principal amount set forth opposite such Purchaser's name on Exhibit D-1 and
(ii) each of the Purchasers set forth on Exhibit E-1 attached hereto a Warrant registered in the name of such Purchaser (or its nominee or designee as designated by the Purchaser to the Reorganized Company at least three (3) Business Days prior to the Closing Date) to purchase the number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit E-1.

              (b) In consideration of the issuance of the Notes and Warrants at the First Closing, each Purchaser shall pay to the Reorganized Company an amount equal to the sum of (i) the principal amount set forth opposite such Purchaser's name on Exhibit D-1 and (ii) the warrant purchase amount set forth opposite such Purchaser's name on Exhibit E-1. The sum of the aggregate principal amount of all Notes and the aggregate purchase amount of all Warrants purchased at the First Closing shall be equal to $811,050 (the "First Purchase Price").

         Section 2.2 Issuance and Sale of Notes and Warrants at Second  Closing.

              (a) Upon the terms and subject to the conditions set forth herein, at the Second Closing, the Reorganized Company shall issue and sell to (i) each of the Purchasers set forth on Exhibit D-2 attached hereto a Note in the principal amount set forth opposite such Purchaser's name on Exhibit D-2 and
(ii) each of the Purchasers set forth on Exhibit E-2 attached hereto a Warrant registered in the name of such Purchaser (or its nominee or designee as designated by the Purchaser to the Reorganized Company at least three (3) Business Days prior to the Closing Date) to purchase the number of shares of Common Stock set forth opposite such Purchaser's name on Exhibit E-2.

              (b) In consideration of the issuance of the Notes and Warrants at the Second Closing, each Purchaser shall pay to the Reorganized Company an amount equal to the sum of the (i) principal amount set forth opposite such Purchaser's name on Exhibit D-2 and (ii) the warrant purchase amount set forth opposite such Purchaser's name on Exhibit E-2. The sum of the aggregate principal amount of all Notes and the aggregate purchase amount of all Warrants purchased at the Second Closing shall be equal to $789,050 (the "Second Purchase Price").

                                  ARTICLE III

                                   THE CLOSING

         Section 3.1 The First Closing. The closing of the purchase and sale of the Notes and Warrants under Section 2.1 hereof and the other transactions contemplated hereby (the "First Closing") shall take place at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, at a date (the "Closing Date") and time to be mutually agreed upon by the Company and the Purchasers, which shall be at least three (3) but no more than ten (10) Business Days after the date following the satisfaction (or waiver by the Purchasers or the Company, as appropriate) of all of the conditions set forth in
Article VII (other than those conditions that by their nature are to be satisfied at the First Closing, but subject to the satisfaction or waiver of those conditions).

         Section 3.2 First Closing Deliveries. (a) At the First Closing, the Reorganized Company shall deliver the executed Notes and Warrants to the Purchasers in accordance with Section 2.1.

              (b) At the First Closing, each Purchaser shall deliver or cause to be delivered to the Reorganized Company an amount equal to the sum of the principal amount set forth opposite such Purchaser's name on Exhibit D-1 and the warrant purchase price set forth opposite such Purchaser's name on Exhibit E-1 in cash by wire transfer of immediately available funds to an account designated at least three (3) Business Days prior to the Closing Date by the Reorganized Company.

              (c) At the First Closing, the Company shall deliver to the Purchasers the officers' certificates required under Sections 7.1(b) and 7.1(c).

         Section 3.3 The Second Closing. Within ten (10) days of the date of the Confirmation Order, the closing of the purchase and sale of the Notes and Warrants in accordance with Section 2.2 (the "Second Closing") shall take place at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103.

         Section 3.4 Second Closing Deliveries. (a) At the Second Closing, the Reorganized Company shall deliver the executed Notes and Warrants to the Purchasers in accordance with Section 2.2.

              (b) At the Second Closing, each Purchaser shall deliver or cause to be delivered to the Reorganized Company the sum of the principal amount set forth opposite such Purchaser's name on Exhibit D-2 and the warrant purchase amount set forth opposite such Purchaser's name on Exhibit E-2 in cash by wire transfer of immediately available funds to an account designated at least three
(3) Business Days prior to the Closing Date by the Reorganized Company.

              (c) At the Second Closing, the Company shall deliver to the Purchasers the officers' certificates required under Sections 7.1(b) and 7.1(c).

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTiES OF the COMPANY

         Except as specifically set forth in the disclosure schedule prepared and signed by the Company (the "Company Disclosure Schedule") and delivered to the Purchasers simultaneously with the execution and delivery hereof, the Company represents and warrants to the Purchasers that all of the statements contained in this Article IV are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date).

         Section  4.1  Organization.  Subsidiaries.  (a)  Except as set forth on
Section 4.1(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries is a corporation or other legal entity duly organized, validly existing and (in the jurisdictions recognizing the concept) in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed as a foreign entity to do business and is in good standing (and has paid all relevant franchise or analogous taxes) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for any failure to be qualified which individually or in the aggregate would not have a Material Adverse Effect.

              (b) Section 4.1(b) of the Company Disclosure Schedule sets forth, as of the date hereof, (i) each corporation, limited liability company, partnership, business association or other Person in which the Company owns any direct or indirect equity interest (each a "Subsidiary," and collectively the "Subsidiaries"), (ii) the ownership interest therein of the Company or such other Subsidiary, and (iii) if such Subsidiary is not directly or indirectly wholly-owned by the Company, the identity and ownership interest of each of the other owners of such Subsidiary.

              (c) Except as set forth in Section 4.1(c) of the Company Disclosure Schedule, (i) the Company owns, either directly or indirectly through one or more Subsidiaries, all of the capital stock or other equity interests of the Subsidiaries free and clear of all Encumbrances and (ii) there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued capital stock or other equity interests of any Subsidiary, or any commitments of any character whatsoever relating to issued or unissued capital stock or other equity interests of any Subsidiary or pursuant to which any Subsidiary is or may become bound to issue or grant additional shares of its capital stock or other equity interests or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights, which, in each case, will be in effect immediately following the Closing.

         Section 4.2 Due Authorization. Subject to the approval of the Bankruptcy Court, the Company has all corporate right, power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. The execution and delivery by the Company of this Agreement and of each other Transaction Document to which it is a party is, and the issuance, sale and delivery of each of the Securities and the Conversion Shares by the Reorganized Company and the compliance by the Company (or the Reorganized Company, as the case may be) with each of the provisions of this Agreement and of each other Transaction Document to which it (or the Reorganized Company, as the case may be) is a party will, upon the approval of the Bankruptcy Court, be (i) within the corporate power and authority of the Company (or the Reorganized Company, as the case may be) and (ii) have been duly authorized by all requisite corporate action of the Company (or the Reorganized Company, as the case may be). This Agreement has been, and each of the other Transaction Documents to which the Company (or the Reorganized Company, as the case may be) is a party when executed and delivered by the Company (or the Reorganized Company, as the ease may be) will be, duly and validly executed and delivered by the Company (or the Reorganized Company, as the case may be), and this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by the Company (or the Reorganized Company, as the case may be) will constitute, upon approval of the Bankruptcy Court, a valid and binding agreement of the Company (or the Reorganized Company, as the case may be), enforceable against the Company (or the Reorganized Company, as the case may be) in accordance with its terms, except as such enforcement is limited by bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights generally and limitations imposed by general principles of equity.

         Section 4.3 Capitalization. (a) Except as set forth in Section 4.3 of the Company Disclosure Schedule and the Plan and except for the transactions contemplated by this Agreement, the other Transaction Documents or any benefit plans approved by the Purchasers, there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever to which the Company is a party relating to issued or unissued capital stock of the Company, or any commitments of any character whatsoever relating to issued or unissued capital stock of the Company or pursuant to which the Company or any of the Subsidiaries are or may become bound to issue or grant additional shares of their capital stock or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights, which, in each instance, will be in effect immediately following the Closing. Except as contemplated by this Agreement, the Plan and the Registration Rights Agreement, there are no voting trusts, stockholders agreements, proxies or other understandings in effect to which the Company is a party with respect to the voting or transfer of any of common stock of the Company or the Reorganized Company that will be outstanding as of the Closing.

              (b) As of the Closing, after giving effect to the Investment and the Restructuring contemplated hereby, the authorized capital stock of the Reorganized Company shall be 10,000,000 of shares of Common Stock, of which (i) 1,175,725 shares shall be outstanding (of which 1,102,242 shares shall be issued to the unsecured creditors of the Company on a pro-rata basis in resolution of their creditor claims pursuant to the Restructuring), (ii) 5,143,795 shares shall have been reserved for issuance upon conversion of the Notes, (iii) 734,828 shares shall have been reserved for issuance upon exercise of the Warrants and (iv) 293,933 shares shall have been reserved for issuance under the Management Option Plan;

              (c) The Conversion Shares have been duly reserved for issuance upon conversion of the Notes and exercise of the Warrants.

              (d) None of the issuance and delivery of the Securities, the issuance and delivery of any Conversion Shares upon conversion of the Notes and exercise of the Warrants is subject to any preemptive right of any Stockholder of the Reorganized Company or to any right of first refusal or other similar right of any Person.

         Section 4.4 Consents and Approvals. No consent, approval, authorization of, declaration, filing, or registration with, any Governmental Entity or any stock exchange where the Common Stock is listed is required to be made or obtained by either the Company or any of its Subsidiaries in connection with the execution, delivery, and performance of this Agreement or any of the other Transaction Documents contemplated hereby, except for the filing of (i) an amended Certificate of Incorporation (the "Amended Certificate of Incorporation") with the Secretary of State of the State of Delaware and (ii) the Confirmation Order. The items referred to in clauses (i) and (ii) of this
Section 4.4 are hereinafter referred to as the "Governmental Requirements."

         Section 4.5 No Violations. Assuming that the Governmental Requirements will be satisfied, made or obtained and will remain in full force and effect and the conditions set forth in Article VII will be satisfied, except as contemplated by the Plan and the reorganization of the Company under the Plan (including any consents required thereunder), neither the execution, delivery or performance by the Company of this Agreement or any of the other Transaction Documents to which the Company (or the Reorganized Company, as the case may be) is a party nor the consummation of the transactions contemplated hereby or thereby will: (i) conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or bylaws or other organizational documents of the Company or any of its Subsidiaries (or the Reorganized Company, as the case may be) or rules of any stock exchange where the Common Stock is listed or (ii) as of the Closing, constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any Law or any provision of any agreement or other instrument to which the Company or any of its Subsidiaries is a party or pursuant to which the Company or any of its Subsidiaries or any of their respective assets or properties is subject.

         Section 4.6 Compliance with Laws. Except as set forth in Section 4.6 of the Company Disclosure Schedule, the Company and its Subsidiaries are in compliance with all Laws, and neither the Company nor any of its Subsidiaries has received any notice of any alleged violation of Law. The Company and its Subsidiaries hold all other licenses, franchises, permits, consents, registrations, certificates, and other governmental or regulatory permits, authorizations or approvals required for the operation of the business as presently conducted and for the ownership, lease or operation of the assets of the Company and its Subsidiaries.

         Section 4.7 Financial Advisory Fees. No agent, broker, investment bank or other financial advisor is or will be entitled to any fee, commission, expense or other amount from the Company or any of its Subsidiaries in connection with any of the transactions contemplated by this Agreement or the other Transaction Documents except for (a) those fees, payments and agreements to pay approved by the Bankruptcy Court and (b) other Persons (i) hired by the

Company after the date of this Agreement in connection with the Chapter 11 Case or (ii) required or authorized to be paid by the Company by the Bankruptcy Code or by an order of the Bankruptcy Court (collectively, the "Financial Advisory Fees"). The Company has provided the Purchasers with a true and complete list of all Financial Advisory Fees, which has been approved by the Purchaser.

         Section 4.8 SEC  Documents;  Forecasts.  Except as set forth in Section
4.8 of the Company Disclosure Schedule, the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Reports were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its Subsidiaries, as of the dates thereof (subject, in the case of any unaudited statements, to the absence of footnotes and to normal year-end audit adjustments). As of the time of the filing of the relevant SEC Report, the financial forecasts included in the SEC Reports (as qualified and limited in the SEC Reports) were made by management of the Company in good faith and on a reasonable basis. No Subsidiary of the Company is currently required to file any periodic reports with the SEC under the Exchange Act.

         Section 4.9 Taxes. (a) All Tax Returns required to be filed by or on behalf of the Company and Subsidiaries and any affiliated group (within the meaning of Section 1504 of the Code) or combined, unitary or similar group of which the Company or any Subsidiary is a member or was a member have been properly and accurately compiled and completed and were duly and timely filed with the appropriate taxing authorities during the period to which the Tax Return relates in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings) and all such Tax Returns were true, complete and correct in all material respects. All Taxes payable by the Company and Subsidiaries (whether or not shown on any Tax Return), either directly, as part of the consolidated Tax Return of another taxpayer, or otherwise, have been fully and timely paid. Neither the Company nor any Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has been made in writing by an authority in a jurisdiction where the Company or a Subsidiary does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction, which claim has not been resolved to the satisfaction of the taxing authority. There are no security interests on any of the assets of the Company and Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

              (b) The Company and Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

              (c) Neither the Company nor any Subsidiary is currently being audited or examined by any taxing authority and has received from any taxing authority any written notice of any intention to conduct an audit or an examination to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of the Company or any Subsidiary either (i) claimed or raised by any authority in writing or (ii) as to which the Company has Knowledge based upon personal contact with any agent of such authority. The Company has made available to the Purchasers correct and complete copies of all federal and state income or franchise Tax Returns for all taxable years ended on or after December 31, 2003, and all examination reports and statements of deficiencies assessed against or agreed to by the Company since January 1, 2003.

              (d) Neither the Company nor any Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

              (e) Neither the Company nor any Subsidiary has filed a consent under Section 341(f) of the Code concerning collapsible corporations.

              (f) Neither the Company nor any Subsidiary has made any payments, is obligated to make any payments, and is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

              (g) Neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

              (h) Neither the Company nor any Subsidiary is a party to any Tax allocation or sharing agreement.

              (i) Neither the Company nor any Subsidiary (i) has been a member of an affiliated group (within the meaning of Section 1504 of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and (ii) has any liability for the Taxes of any Person (other than the Company) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

              (j) All material elections and consents with respect to any Tax (or the computation thereof) affecting the Company and Subsidiaries as of the date hereof are obvious from the Tax Returns or are set forth on the Company Disclosure Schedule.

              (k) Neither the Company nor any Subsidiary has agreed to make and is required to make, nor has the IRS proposed, any adjustment under Section 481(a) of the Code or any similar provisions of state, local or foreign law by reason of a change in accounting method or otherwise.

              (l) The unpaid Taxes of the Company and Subsidiaries (i) did not, as of the date of the latest balance sheet included in the Financial Statements, exceed the reserve for tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the latest balance sheet included in the Financial Statements (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

              (m) Neither the Company nor any Subsidiary has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law.

              (n) Neither the Company nor any Subsidiary is subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

              (o) Neither the Company nor any Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" within the meaning of
Section 355(a)(1)(A) of the Code in a distribution of qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to this Agreement and (ii) in a distribution that could otherwise constitute part of a "plan" or "series of transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

         Section 4.10 Contracts. The Company has provided the Purchasers with complete and correct copies of all written contracts, agreements, leases, obligations, commitments, or covenants to which the Company is a party at the Closing Date and which involve, in each case, aggregate benefits or liabilities, of in excess of $10,000 (collectively, the "Contracts"). Except for the Contracts set forth in Section 4.10 of the Company Disclosure Schedule, there are no other contracts or arrangements to which the Company is a party. Except as set forth in Section 4.10 of the Company Disclosure Schedule, none of the Contracts has been pledged or assigned and (a) there is no default by Company, or to the Knowledge of the Company, any other Person under any Contract; (b) the Company has not received written or other notice that any Person intends to cancel or terminate any Contract or exercise or not exercise any right, remedy or other option thereunder; (c) all of the Contracts are legally valid, binding and enforceable in accordance with their respective terms and are in full force and effect without amendment or modification; (d) the Company has not waived any right under any Contract; and (e) the Company has not received notice of default, counterclaim, offset or defense under any Contract.

         Section 4.11 Litigation. Except for the Chapter 11 Case or as set forth in Section 4.11 of the Company Disclosure Schedule, there are no suits, actions, claims, orders, charges, complaints, investigations or legal or administrative or grievance/arbitration proceedings in respect of the Company or its assets, pending or, to the Company's Knowledge, threatened, (a) whether at law or in equity, or before or by any federal, foreign, state or municipal or other governmental department, commission, board, bureau, agency or instrumentality against the Company or its business or (b) against any officer, director or employee of any of the Company in connection with the officer's, director's or employee's relationship with, or actions taken on behalf of the Company's business or proposed business activities. Except for the Chapter 11 Case or as set forth in Section 4.11 of the Company Disclosure Schedule, there are no pending judgments, decrees, injunctions or orders of any court or governmental authority, or arbitrator against the Company, any of its assets or its business.

         Section 4.12 Intellectual Property Assets. (a) The Company has good and indefeasible title, free and clear of all Liens or other Claims, to all licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, formulae, compositions, confidential information, ideas, inventions, domain names, corporate names, trade secrets, customer lists, know-how, processes and techniques, drawings, specifications, designs, logos, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans and all other proprietary, industrial or intellectual property rights relating to the Company's business or operations (collectively, "Intellectual Property") currently used by the Company and all Intellectual Property necessary for the operation of the Company's business as now conducted and, to the Knowledge of the Company, as presently contemplated to be conducted in the future, or the Company has rights to use such Intellectual Property under valid license or lease agreements.

              (b) To the knowledge of the Company, the Company has not infringed, misappropriated or otherwise violated any Intellectual Property of any third parties, and the Company is not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company as presently operated and as contemplated to be operated.

              (c) Section 4.12 of the Company  Disclosure  Schedule sets forth a complete and correct list and summary description of all trademarks, trade names, service marks, service names, brand names, copyrights, patents, Internet domain name addresses, registrations thereof and applications therefor, applicable to or used in the business of the Company, and, where appropriate, the date, serial or registration number, and place of any registration thereof, together with a complete list of all licenses granted by or to the Company with respect to any of the above (other than licenses of readily available commercial software applications with initial license fees or annual license or maintenance fees ("Commercial Software")), and all applications for such that are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right.

              (d) Section 4.12 of the Company Disclosure Schedule contains a complete and accurate list of all computer software owned by the Company (the "Owned Software"). The Company has sole and exclusive title to the Owned
Software, free and clear of all Liens or other Claims, including Claims or rights of employees, agents, consultants, customers, licensees or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such computer software. Except as set forth in Section 4.12 of the Company Disclosure Schedule, the Owned Software is not dependent on any Licensed Software, other than Commercial Software, in order to fully operate in the manner in which it is intended. Except as set forth in Section 4.12 of the Company Disclosure Schedule, no source code has been disclosed to or escrowed with any parties. The Company has adequately maintained appropriate technical documentation with respect to its Owned Software in accordance with industry standards, including the source code, system documentation, statements of principles of operation, and schematics for all software programs, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer.

              (e) Section 4.12 of the Company Disclosure Schedule contains a complete and accurate list of all software under which the Company is a licensee, lessee or otherwise has obtained the right of use other than Commercial Software (the "Licensed Software"). Section 4.12 of the Company
Disclosure Schedule also sets forth a list of all license fees, rents, royalties, maintenance, support or other charges that the Company is required or obligated to pay with respect to the Licensed Software. The Company has the right and license to use, sublicense, modify and copy the Licensed Software, free and clear of any limitations from Liens or other Claims except as may be set forth in any license agreements listed in Section 4.12 of the Company Disclosure Schedule.

              (f) All past and present personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Owned Software, technical documentation, or other Intellectual Property on behalf of the Company either (i) have been party to a "work-for-hire" arrangement or agreement with the Company, in accordance with applicable federal and state law, that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective, and exclusive ownership of all tangible and intangible property thereby arising.

              (g) Section 4.12 of the Company Disclosure Schedule lists and separately identifies all agreements pursuant to which the Company has been granted rights to market software owned by third parties and all agreements pursuant to which the Company has granted marketing or other rights in the Owned or Licensed Software to third parties.

              (h) No claim is pending or, to the Knowledge of the Company, threatened to the effect that any such Intellectual Property owned or licensed to or by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company or infringes upon the rights of any third party; and there is no reasonable basis for any such claim to be made.

              (i) Except as described in Section 4.12 of the Company Disclosure Schedule, the Company has entered into confidentiality agreements substantially in the forms provided to the Purchasers with all present and former employees, agents, consultants or other persons having access to, or detailed knowledge of, the operation of the Owned Software or other Intellectual Property.

              (j) Section 4.12 of the Company Disclosure Schedule includes a list of all source code escrow arrangements with respect to Owned Software that is licensed for use by others by the Company, including the subject thereof, the names of the parties thereto and the date thereof. The Company is in compliance with its obligations, including but not limited to obligations to update source code, under or in connection with each such escrow arrangement, and there has been no release or claim for release of the source code deposited under any such escrow arrangement.

              (k) The consummation of the transactions contemplated by this Agreement will result in the Reorganized Company having all right, title and interest in and to the Intellectual Property and will not adversely affect the right of the Reorganized Company to continue to use the Intellectual Property. No registration of any Intellectual Property is required by law.

         Section 4.13 Employee Matters. Section 4.13 of the Company Disclosure Schedule contains a list of the names of all employees (including, without limitation part-time, temporary and inactive employees), leased employees, independent contractors and consultants of the Company, their respective salaries or wages, other compensation and dates of employment and positions (the "Employees"). The Company is not a party to any collective bargaining agreement or other labor union contract, nor does the Company know of any activities or proceedings of any labor union to organize its employees. Except as set forth in
Section 4.13 of the Company Disclosure Schedule, the Company has provided all Employees with all wages, benefits and other compensation which became due and payable through the date of this Agreement.

         Section 4.14 Licenses and Permits. The Company has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant or other authorization of a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or
(ii) that is required for the operation of its business or the holding of any such interest (collectively, "Permits"), other than those Permits the failure of which to have would not adversely affect the ability of the Company to conduct its business as currently conducted. All Permits are listed (with expiration dates, if applicable) in Section 4.14 of the Company Disclosure Schedule and all of such Permits are in full force and effect. No Permit is subject to revocation or forfeiture by virtue of any existing circumstances, there is no Proceeding pending or, to the Knowledge of the Company, threatened to modify or revoke any Permit, and no Permit is subject to any outstanding order, decree, judgment, stipulation or, to the Knowledge of the Company, investigation that would reasonably be likely to materially adversely affect such Permit.

         Section 4.15 Financial Statements and Other Information. (a) The Company has delivered to the Purchasers true, correct and complete copies of the audited consolidated balance sheets of the Company as of December 31, 2001 and 2002, and the related statements of operations, retained earnings and cash flows for each of the years in the two-year period ended December 31, 2002, together with notes to such financial statements (the "Audited Financial Statements"), and an unaudited consolidated balance sheet of the Company as of December 31, 2003, and the related unaudited statements of operations, retained earnings and cash flows for the year then ended ("2003 Financial Statements," together with the Audited Financial Statements, the "Financial Statements").

              (b) The Financial Statements are in accordance with the books and records of the Company and have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, and the balance sheets included therein present fairly as of their respective dates the consolidated financial condition of the Company. The statements of operations, retained earnings and cash flows included in the Financial Statements present fairly the consolidated results of operations and cash flows of the Company for the periods indicated, and the notes included in the Financial Statements present fairly the information purported to be shown thereby.

              (c) The accounts receivable of the Company, net of applicable allowances in accordance with GAAP consistently applied, as set forth on the latest balance sheet included in the Financial Statements or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the Ordinary Course of Business; are not, to the Knowledge of the Company, subject to valid defenses, set-offs or counterclaims; and are current in all material respects. The Company has fully performed all obligations with respect thereto which it was obligated to perform to the date hereof. The Company has delivered to the Purchasers an aging schedule for the accounts receivable of the Company as of December 31, 2003. The reserves for doubtful accounts established by the Company and reflected on the Financial Statements have been determined in accordance with GAAP consistently applied.

              (d) The books, records and accounts of the Company maintained with respect to its business accurately and fairly reflect, in reasonable detail, the transactions and its assets and liabilities with respect to its business. The Company has not engaged in any transaction with respect to its business, maintained any bank account for its business or used any of its funds in the conduct of its business except for transactions, bank accounts and funds which have been and are reflected in its normally maintained books and records.

         Section 4.16 No Undisclosed Liabilities. There are no liabilities of the Company and Subsidiaries other than (a) liabilities disclosed in the Financial Statements or in the notes to the Financial Statements, (b) liabilities which have arisen after December 31, 2003 in the Ordinary Course of Business (none of which is a Liability for breach of contract, tort, infringement claim or lawsuit) and (c) liabilities disclosed in Bankruptcy Schedule and Statement of Financial Affairs included in Section 4.16 of the Company Disclosure Schedule and which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. There are no asserted claims for indemnification by any Person against the Company or any Subsidiary under any law or agreement or pursuant to its organizational documents.

         Section 4.17 Employee Plans. (a) The Company Disclosure Schedule lists each of the following plans, contracts, policies and arrangements which is or, within six years prior to the date hereof, was sponsored, maintained or contributed to by, or otherwise binding upon the Company or, in the case of an "employee benefit plan" (as defined in Section 3(3) of ERISA), an ERISA Affiliate for the benefit of any current or former employee, director or other personnel (including any such plan, contract, policy or arrangement approved or adopted before, but effective on or after, the date of this Agreement): (i) any "employee benefit plan," as such term is defined in Section 3(3) of ERISA, whether or not subject to the provisions of ERISA; (ii) any personnel policy; and (iii) any other employment, consulting, collective bargaining, stock option, stock bonus, stock purchase, phantom stock, employee stock ownership (including investment credit or payroll stock ownership), incentive, bonus, profit-sharing, thrift-sharing, deferred compensation, retirement, severance, vacation, dependent care, employee assistance, welfare, fringe benefit, medical, dental, sick leave, death benefit, golden parachute or other compensatory plan, contract, policy or arrangement which is not an employee benefit plan as defined in Section 3(3) of ERISA (each such plan, contract, policy and arrangement being herein referred to as an "Employee Plan").

              (b) With respect to each Employee Plan, the Company has delivered to the Purchasers true and complete copies of (i) each contract, plan document, policy statement, summary plan description and other written material governing or describing the Employee Plan and/or any related funding arrangements (including, without limitation, any related trust agreement or insurance company contract) or, if there are no such written materials, a summary description of the Employee Plan; and (ii), where applicable, (A) the last two annual reports (5500 series) filed with the IRS or the Department of Labor; (B) the most recent balance sheet and financial statement; (C) the most recent actuarial report or valuation statement; and (D) the most recent determination letter issued by the IRS, as well as any other determination letter, private letter ruling, opinion letter or prohibited transaction exemption issued by the IRS or the Department of Labor within the last six years and any application therefor which is currently pending.

              (c) Each Employee Plan has been maintained and administered in all material respects in accordance with its terms and in compliance with the provisions of applicable law, including, without limitation, applicable disclosure, reporting, funding and fiduciary requirements imposed by ERISA and/or the Code. All contributions, insurance premiums, benefits and other payments required to be made to or under each Employee Plan have been made timely and in accordance with the governing documents and applicable law and have been reflected on the Financial Statements in accordance with GAAP. With respect to each Employee Plan, (i) no application, proceeding or other matter is pending before the IRS, the Department of Labor, the PBGC or any other governmental agency; (ii) no action, suit, proceeding or claim (other than routine claims for benefits) is pending or, to the Knowledge of the Company, threatened; and (iii) no facts exist which could reasonably be expected to give rise to an action, suit, proceeding or claim which, if asserted, could result reasonably be expected to result in a material Liability or expense to the Company or the plan assets.

              (d) With respect to each Employee Plan which is an "employee benefit plan" within the meaning of Section 3(3) of ERISA or which is a "plan" within the meaning of Section 4975(e) of the Code, there has occurred no non-exempt transaction which is prohibited by Section 406 of ERISA or which constitutes a "prohibited transaction" under Section 4975(c) of the Code.

              (e) The Company Disclosure Schedule identifies each funded Employee Plan which is an employee pension plan within the meaning of Section 3(2) of ERISA. With respect to each such Employee Plan, (i) the Employee Plan is a qualified plan under Section 401(a) or 403(a) of the Code, and its related trust is exempt from Federal income taxation under Section 501(a) of the Code;
(ii) a favorable IRS determination letter is currently in effect and, since the date of the last determination letter, the Employee Plan has not been amended or operated in a manner which would adversely affect its qualified status and no event has occurred which has caused or could cause the loss of such status;
(iii) there has been no termination or partial termination within the meaning of
Section 411(d)(3) of the Code; (iv) with respect to each such Employee Plan which is covered by Section 412 of the Code, there has been no accumulated funding deficiency, whether or not waived, within the meaning of Section 302(a)(2) of ERISA or Section 412 of the Code, and there has been no failure to make a required installment by its due date under Section 412(m) of the Code; and (v) no event or set of conditions exists which would subject the assets of the Company to a Lien under Section 412 of the Code or under ERISA.

              (f) No Employee Plan is a multiemployer plan within the meaning of
Section 3(37) of ERISA or is subject to Title IV of ERISA. Neither the Company nor any ERISA Affiliate is, or within six years prior to the date hereof was, obligated to contribute or otherwise a party to any such multiemployer plan. Neither the Company nor any ERISA Affiliate has incurred or expects to incur any Liability under Title IV of ERISA (either as a contributing employer or as part of a controlled group which includes a contributing employer).

              (g) Except as may be required under Section 4980(B) of the Code or any similar state law requiring continuation coverage with respect to health plans, the Company does not maintain or contribute to, and is not obligated under, any plan, contract, policy or arrangement providing health or death benefits (whether or not insured) to current or former employees or other personnel beyond the termination of their employment or other services. Each Employee Plan by its terms may be unilaterally terminated and/or amended by the Company at any time.

              (h) The consummation of the transactions contemplated by this Agreement will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Plan.

         Section 4.18 Insurance Policies. The Company Disclosure Schedule contains a correct and complete list of all insurance policies of the Company covering the Company and its business, employees, agents and assets. Each such policy is in full force and effect. The Company has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. Neither the Company nor any Subsidiary has failed to give any notice or present any claim thereunder in due and timely fashion. There are no pending claims against such insurance by the Company or any Subsidiary as to which the insurers have denied coverage or otherwise reserved rights. Neither the Company nor any Subsidiary has been refused any insurance with respect to assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance with which it has carried insurance since January 1, 1998. The Company Disclosure Schedule sets forth a list of all claims under any insurance policy in excess of $50,000 by occurrence filed by or on behalf of the Company since January 1, 2001.

         Section 4.19 No Illegal or Improper Transactions. Neither the Company, any Subsidiary nor any of its officers, directors, employees, agents or Affiliates has offered, paid or agreed to pay to any person or entity (including any governmental official) or solicited, received or agreed to receive from any such person or entity, directly or indirectly, any money or anything of value for the purpose or with the intent of (a) obtaining or maintaining business, (b) facilitating the purchase or sale of any product or service, or (c) avoiding the imposition of any fine or penalty, in any such case in any manner which is in violation of any applicable ordinance, regulation or law; and there have been no false or fictitious entries made in the books or records of the Company and Subsidiaries.

         Section 4.20 Bank Accounts. Section 4.20 of the Company Disclosure Schedule sets forth a complete and correct list of each bank and brokerage firm in which the Company or the Subsidiaries have an account or safe deposit box, the number of each such account or box and the names of all persons authorized to draw thereon or to have access thereto.

         Section 4.21 Environmental and Safety Requirements. The Company is in material compliance with all applicable Environmental and Safety Requirements (as defined below), and possesses all required permits, licenses and certificates, and has filed all notices or applications, required thereby. The Company has not received any notice or other communication from any party with respect to the failure by the Company to comply with Environmental and Safety Requirements. For purposes of this Agreement, "Environmental and Safety
Requirements" means all federal, foreign and local laws, bylaws, rules, regulations, ordinances, decrees, orders, statutes, actions, guidelines, standards, arrangements, injunctions, policies and requirements relating to public health and safety, worker health and safety, pollution and protection of the environment (including without limitation the handling of any polluted, toxic or hazardous materials), all as amended or hereafter amended. The Company has no, nor are its properties subject to, nor are there any facts or circumstances which the Company reasonably believes could form the basis for any Liability, contingent or otherwise, arising out of any Environmental and Safety Requirements. The Company does not have in its possession or under its control any hazardous substances.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Except as specifically set forth in the disclosure schedule prepared and signed by the Purchasers (the "Purchaser Disclosure Schedule") and delivered to the Company simultaneously with the execution and delivery hereof, each Purchaser, severally and not jointly, hereby represents and warrants solely as to itself to the Company that all of the statements contained in this Article V are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date).

         Section 5.1 Organization. Such Purchaser is a corporation or other legal entity duly organized, validly existing and (in the jurisdictions recognizing the concept) in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted.

         Section 5.2 Due Authorization. (a) Such Purchaser has all right, power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof applicable to the Purchaser.

              (b) The execution, delivery and performance by such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party, the compliance by the Purchaser with each of the provisions of this Agreement and each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, are within the power and authority of such Purchaser, have been duly authorized and approved by the requisite actions of the Purchaser and do not require any further authorization or consent of the Purchaser. This Agreement is the legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time affecting the enforcement of creditors' rights generally.

         Section 5.3 Financial Advisory Fees. No agent, broker, investment bank or other financial advisor is or will be entitled to any fee, commission, expense or other amount from such Purchaser in connection with any of the transactions contemplated by this Agreement or the other Transaction Documents.

         Section 5.4 Investment Representations.

              (a) Such Purchaser understands that the Securities have not been registered under the Securities Act, and that the certificates and instruments representing the Securities will bear restricted legends.

              (b) Such Purchaser has substantial experience in evaluating and investing in private placement transactions of Securities so that it is capable of evaluating the merits and risks of its investment in the Reorganized Company and has the capacity to protect its own interests.

              (c) Such Purchaser is acquiring the Securities for its own accounts for investment only, and not with a view towards their distribution.

              (d) Such Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

              (e) Such Purchaser acknowledges and agrees that it shall hold the Securities indefinitely unless the Securities are subsequently registered under the Securities Act or an exemption from such registration is available and the Securities are sold or otherwise transferred or otherwise disposed of in accordance therewith. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time.

              (f) Such Purchase has read the risk factors set forth on Exhibit F attached hereto and understands the risks that are associated with investing in the Reorganized Company.

                                   ARTICLE VI

                                    COVENANTS

         Section 6.1 Conduct of Business Pending the Closing. Except as otherwise expressly contemplated by this Agreement and the Plan or any of the other Transaction Documents or as consented to by the Purchasers in writing or as required by the Bankruptcy Code, during the period from the date of this Agreement through and including the Closing Date, the Company shall, and shall cause each of its Subsidiaries to, conduct its operations and business in the Ordinary Course of Business. Without limiting the generality of the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to:

              (a) amend the Plan without the prior written consent of the Purchasers;

              (b) amend its charter, bylaws or other comparable organizational documents other than in accordance with this Agreement or amend or waive any provisions of the Transaction Documents;

              (c) acquire any "business," as defined in Rule 3-05(a)(2) of Regulation S-X (whether by merger, consolidation, purchase of assets or otherwise) or acquire any, or increase any existing, equity interest in any person not a Subsidiary (whether through a purchase of stock, establishment of a joint venture or otherwise), except in connection with the disposition of any item referenced in Section 6.1(d) of the Company Disclosure Schedule;

              (d) assume or reject any material executory Contract without the prior approval of the Purchasers;

              (e) other than the items set forth in Section 6.1(d) of the Company Disclosure Schedule, (i) sell, exchange, license or otherwise dispose of any of its real properties or other material assets, (ii) enter into any new joint ventures or similar projects, (iii) enter into any new licenses, leases or other material agreements or understandings other than in the Ordinary Course of Business or (iv) mortgage any of its real properties or other assets; provided that nothing set forth in this Section 6.1(d) shall prevent the Company from entering into licenses, leases or subleases for which the Company is the licensor, lessor or sublessor, respectively;

              (f) except as set forth in Section 6.1(e) of the Company Disclosure Schedule, change its methods of accounting, except as required by changes in GAAP; or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 2003, and except for future amendments of those tax returns to correct immaterial mistakes or as required by changes in law or regulation or as may be required in connection with the Chapter 11 Case;

              (g) (i) incur any additional indebtedness, except as permitted by the Mulligan Cash Collateral Agreement, or (ii) make any loans, advances or capital contributions to, or investments in, any Person (excluding any Subsidiary), except as permitted by the Mulligan Cash Collateral Agreement;

              (h) except as set forth on Section 6.1(g) of the Company Disclosure Schedule, (i) terminate the employment of any executive officer of the Company other than for cause, or (ii) except pursuant to agreements in effect on the date hereof (A) enter into any new employment agreement with any existing director or executive officer without the consent of the Purchasers, which consent shall not be unreasonably withheld, (B) grant to any current or former director or executive officer of the Company or its Subsidiaries any increase in compensation, bonus or other benefits (other than increases in base salary in the Ordinary Course of Business or arising due to a promotion or other change in status and consistent with generally applicable compensation practices), (C) grant to any such current or former director, executive officer or other employee any increase in severance or termination pay, (D) amend, adopt or terminate any employment, deferred compensation, severance, termination or indemnification agreement with any such current or former director, executive officer or employee, or (E) amend, adopt or terminate any employee benefit plan, except as may be required to retain qualification of any such plan under Section 401(a) of the Code;

              (i) enter into any new agreement or amend any existing agreement containing a non-competition, geographical restriction or similar covenant, in each case in a manner materially adverse to the Purchasers or the Reorganized Company; or

              (j) agree to take any of the foregoing actions.

         Section 6.2 No Solicitation of Alternative Proposals. (a) The Company represents and warrants that it has terminated, and caused its Subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other advisors or representatives to terminate, any discussions or negotiations relating to, or that could reasonably be expected to lead to, any Alternative Proposal. Except as permitted by this Agreement, the Company shall not, and shall not authorize or permit any Subsidiary or any of its or their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any Subsidiary to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries, discussions or the making of any proposal that constitutes, or could reasonably be expected to lead to, an Alternative Proposal, (ii) participate in any discussions or negotiations, or otherwise communicate in any way with any person regarding an Alternative Proposal or (iii) enter into any agreement, arrangement or understanding regarding an Alternative Proposal or requiring it to abandon, terminate or fail to consummate the transactions contemplated hereby. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any Subsidiary or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any Subsidiary shall be deemed to be a breach of this Section 6.2 by the Company. Notwithstanding the foregoing, at any time prior to the Closing Date, in response to an unsolicited Superior Proposal that did not result from a breach of this Section 6.2, the Company may (x) furnish non-public information with respect to the Company and Subsidiaries to the person who made such Superior Proposal pursuant to a customary confidentiality agreement and (y) participate in discussions or negotiations with such person regarding such Superior Proposal, if the Board of Directors determines in good faith (based on the advice of its outside legal counsel) that failing to take such action would constitute a breach of its fiduciary duties under applicable law.

              (b) The Board of Directors shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchasers, its approval or recommendation of this Agreement, (ii) approve or recommend, or propose to approve or recommend, any Alternative Proposal, (iii) approve or recommend, or propose to approve or recommend, or execute or enter into a letter of intent, agreement in principle, definitive agreement or other agreement relating to an Alternative Proposal (other than a confidentiality agreement described in the last sentence of Section 6.2(a) hereof), or (iv) resolve to do any of the foregoing. Notwithstanding the foregoing, the Board of Directors may withdraw or modify, in a manner adverse to the Purchasers, its approval or recommendation of this Agreement if, in response to a Superior Proposal that has not been withdrawn and that did not otherwise result from a breach of this
Section 6.2, the Board of Directors shall have determined in good faith (based on advice of its outside legal counsel) that failing to take such action would constitute a breach of its fiduciary duties under applicable law; provided, however, that prior to taking any such action, the Company shall have given the Purchasers at least forty-eight (48) hours written notice of the Board of Directors' intention to take such action and the opportunity to meet with the Company, its financial advisors and its legal counsel.

              (c) The Company shall promptly (and in any event within 24 hours) advise the Purchasers orally and in writing of any Alternative Proposal (including any amendments or proposed amendments thereof), or any request or inquiry received by the Company or any Subsidiary with respect to, or that could reasonably be expected to lead to, an Alternative Proposal, including, in each case, the identity of the person making any such Alternative Proposal, request or inquiry and the terms and conditions thereof, and shall provide to the Purchasers any written materials received by the Company or any Subsidiary in connection therewith. The Company shall keep the Purchasers fully informed of the status of the discussions related to such Alternative Proposal, request or inquiry, including, without limitation, by promptly (and in any event within 12 hours) providing the Purchasers with all written materials that it receives in connection with any such Alternative Proposal. The Company agrees not to release any person from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party.

              (d) Notwithstanding any other provision of this Agreement, the Company agrees that it will not (i) enter into any definitive agreement, letter of intent or agreement in principle relating to an Alternative Proposal unless such definitive agreement, letter of intent or agreement in principle shall provide for an obligation by the Company to pay the Break-up Fee and Expense Reimbursement Fee, not theretofore paid to the Purchasers pursuant to and in accordance with Section 8.2 or (ii) consummate any Alternative Proposal unless there shall be paid the Break-up Fee and Expense Reimbursement Fee, not theretofore paid to the Purchasers, pursuant to and in accordance with Section 8.2.

         Section 6.3 Cooperation; Access to Information. (a) From the date hereof through the earlier of termination hereof and the Effective Date of the Plan, the Company shall, and shall cause each of its Subsidiaries and, to the extent any other Person is controlled directly or indirectly by the Company, each such other Person to, give the Purchasers and their respective agents, attorneys, accountants, and representatives, reasonable, access, during normal business hours upon reasonable notice, to the books, contracts, records and other documents, and personnel of the Company, its Subsidiaries and such other Persons.

              (b) From the date hereof through the earlier of termination hereof and the Effective Date of the Plan, the Company shall use its best efforts to cause its independent certified public accountants to afford the Purchasers and their respective agents, attorneys, accountants, and representatives, reasonable access to the audit work papers and other records of each such firm relating to the Company and its Subsidiaries, subject to the Purchasers executing any agreement reasonably required by the certified public accountants of the Company or its Subsidiaries.

              (c) Between the entry of an order of the Bankruptcy Court approving the Break-up Fee and this Agreement and the earlier of termination hereof and the Effective Date of the Plan:

                     (i) The Company's senior management shall meet with the Purchaser's representatives weekly (or as otherwise reasonably requested by the Purchaser) to inform the Purchasers of pending or proposed transactions (including claim resolutions) involving the Company, its Subsidiaries or any other Person controlled by the Company which could have a material effect on the assets or liabilities of the Company, any of its Subsidiaries or any such controlled Person.

                     (ii) The Company shall serve copies of all pleadings it files in the Chapter 11 Case upon the Purchaser.

              (d) The Purchasers shall, and shall cause each of their respective agents, attorneys, accountants, and representatives to keep strictly confidential all nonpublic, confidential and/or proprietary information provided, or caused to be provided, by the Company pursuant to this Section 6.3 ("Company Confidential Information"); provided, however, that the Purchasers shall not be required to keep confidential any information that (i) (A) was previously available to it on a non-confidential basis, (B) was at the time of its disclosure, or thereafter became, generally available to the public other than as a result of a disclosure by the Purchasers or any of its respective agents, attorneys, accountants, and representatives, (C) was available to the Purchasers on a non-confidential basis from a source other than the Company or its representatives, provided that such source was not in breach of any obligation of confidentiality to the Company or (D) has been independently acquired or developed by the Purchasers without the use of, and is not derived from, any Company Confidential Information or (ii) is required to be disclosed pursuant to applicable Law.

         Section 6.4 Further Actions: Reasonable Efforts. Without waiving any right to terminate this Agreement under Section 8.1, upon the terms and subject to the conditions hereof, the Company agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Transaction Documents, including without limitation (i) the obtaining of all Governmental Requirements, (ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging any of the Transaction Documents or the consummation of the transactions contemplated thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity or any restraint vacated or reversed, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Transaction Documents.

         Section 6.5 Use of Proceeds. The proceeds received by the Reorganized Company in respect of the First Purchase Price shall be used by the Reorganized Company as stated on Schedule 6.5(a) attached hereto and the proceeds received by the Reorganized Company in respect of the Second Purchase Price shall be used by the Reorganized Company as stated on Schedule 6.5(b) attached hereto.

         Section 6.6 Restructuring; Bankruptcy Court Approval. The Company shall, and shall cause each of its Subsidiaries to, in coordination with the Purchasers, use its best efforts to restructure the capitalization of the Company and its Subsidiaries pursuant to the Plan (the "Restructuring"). Without limiting the foregoing, within five business days of the signing of this Agreement, the Company shall seek to obtain an order of the Bankruptcy Court approving the Break-up Fee and this Agreement. As promptly as practicable thereafter, the Company shall (i) file the Plan and related Disclosure Statement, the material provisions of which Disclosure Statement shall be in form and substance reasonably acceptable to the Purchasers, with the Bankruptcy Court within fourteen (14) days from the date hereof, (ii) seek to obtain an order of the Bankruptcy Court approving the Disclosure Statement (the "Disclosure Statement Approval Order") within thirty (30) days from the date hereof, (iii) accept certain executory Contracts and reject other executory Contracts as directed by the Purchasers and (vi) seek to obtain the Confirmation Order with respect to the Plan which shall provide, among other things, (x) that the issue and sale of the New Common Shares pursuant to this Agreement or to be otherwise outstanding or subject to issuance upon completion of the Restructuring shall at the time of their issuance be duly authorized and validly issued and outstanding, fully paid and nonassessable, and free and clear of any Encumbrances of any kind and (y) an express finding that the Purchaser has acted in good faith in connection with the Chapter 11 Case, the Plan and the Restructuring.

         Section 6.7 Registration Rights Agreement. Effective as of the Closing, the Reorganized Company shall enter into the Registration Rights Agreement, in form attached hereto as Exhibit G (the "Registration Rights Agreement"), for the benefit of the Purchasers.

         Section 6.8  Compliance  with  Securities  Law.  Except as set forth in
Section 4.8 of the Company Disclosure Schedule, prior to the Closing, the Company shall file all reports required to be filed by it as a "public company" under the Securities Act and the Exchange Act in a timely manner and update the information contained in its registration statement(s) registering its common stock and in its SEC Reports on a continuous basis. After the Closing, the Reorganized Company shall file all reports required to be filed by a "public company" under the Securities Act and the Exchange Act on a timely and continuous basis.

         Section 6.9 Corporate Governance. Pursuant to the Plan, immediately prior to the Closing, the Company shall cause the resignation of each member of the Board of Directors. The Board of Directors of the Reorganized Company shall consist of five members. One member of senior management of the Reorganized Company will serve on the initial Board of Directors of the Reorganized Company, as designated in the Plan. The other board members shall consist of (i) three directors selected by the Purchasers, at least one of whom shall not be an officer or employee of the Purchasers or a family member of any of the foregoing and (ii) one independent director; provided that the Board of Directors, collectively, including any required committee thereof, shall comply with any other qualification, experience and independence requirements under applicable Law, including the Sarbanes-Oxley Act of 2002 and the rules then in effect of the stock exchange or quotation system (including the benefit of any transition periods available under applicable Law) on which shares of the common stock of the Reorganized Company are listed or are anticipated to be listed, when such shares are listed following the Closing.

         Section 6.10 Releases. The Company shall use its best efforts to ensure that the Plan and Confirmation Order shall provide, among other things, that the directors, officers, advisors, attorneys, investment bankers and agents of the Purchasers and each of their respective Affiliates, members, managers, stockholders, partners, representatives, employees, attorneys and agents are fully, completely and unconditionally released from any and all claims related to the Company, its Subsidiaries and Affiliates, its business, its governance, its securities disclosure practices, or the Restructuring.

         Section 6.11 Purchaser Preemptive Rights.

              (a) Subject to Subsection 6.11(b) below, if the Reorganized Company issues any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock or any securities convertible or exchangeable for Common Stock, in each case after the date hereof, the Company will offer to sell to each Purchaser a number of such securities ("Offered Shares") so that the ownership percentage of the Purchaser immediately after the issuance of such securities (and assuming the purchase of such Offered Shares) would be equal to the ownership percentage for the Purchaser immediately prior to such issuance of securities. The Reorganized Company shall give each Purchaser at least thirty (30) days prior written notice of any proposed issuance, which notice shall disclose in reasonable detail the proposed terms and conditions of such issuance (the "Issuance Notice"). The Purchasers shall be entitled to purchase such securities at the same price, on the same terms (including, if more than one type of security is issued, the same proportionate mix of such securities), and at the same time as the securities are issued by delivery of irrevocable written notice to the Reorganized Company of such election within thirty (30) days after delivery of the Issuance Notice (the "Election Notice"). If any Purchaser has elected to purchase any Offered Shares, the sale of such shares shall be consummated as soon as practical (but in any event within fifteen (15) days) after the delivery of the Election Notice.

              (b) The provisions of Section 6.11(a) shall not apply to any issue or sale of equity securities of the Company to (i) employees, consultants, members of management or directors of the Company, pursuant to and in accordance with the Management Option Plan as in effect on the date hereof, (ii) independent third parties in connection with any strategic alliances or mergers and acquisitions approved by each of the directors designated by the Purchasers,
(iii) holders of the Warrants upon exercise of the Warrants, (iv) the holders of the Notes upon conversion of the Notes, or (v) the unsecured creditors of the Company pursuant to the Restructuring.

         Section 6.12 Notification of Certain Matters. From the date hereof through the Closing, each party hereto shall give prompt notice to the other parties hereto of the occurrence, or failure to occur, of any event the
occurrence   or  failure  of  which  shall  have  caused  any  of  such  party's representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect or of any condition not satisfied for purposes of satisfying the conditions set forth in Section 7.1 hereof; provided, however, that no such notification shall be deemed for any purpose under this Agreement to permit such party to alter or amend such party's representations and warranties contained herein.

         Section 6.13 Management Options/New Capitalization. Upon entry of the Confirmation Order, the Board of Directors of the Company shall adopt a management option plan (the "Management Option Plan") under which up to 4% of the outstanding common stock of the Company may be granted.

         Section 6.14 Affirmative Covenants. For so long as any of the Notes remain outstanding, the Reorganized Company shall, and shall cause each Subsidiary to:

              (a) cause all properties owned by the Reorganized Company or used or held for use in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Board of Directors may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that the foregoing shall not prevent the Reorganized Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the management of the Reorganized Company, desirable in the conduct of its business and is not disadvantageous in any material respect to the holders of the Notes;

              (b) preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Reorganized Company; provided, that the Reorganized Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Reorganized Company as a whole and that the loss thereof is not disadvantageous in any material respect to the holders of the Notes;

              (c) maintain the books, accounts and records of the Reorganized Company in accordance with past custom and practice as used in the preparation of the Financial Statements except to the extent permitted or required by GAAP;

              (d) keep all of its properties which are of an insurable nature insured with insurers, believed by the Reorganized Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties, unless a failure to insure could not reasonably be expected to have a Material Adverse Effect as determined in the good faith judgment of the Board;

              (e) comply with all material legal requirements and material contractual obligations applicable to the operations and business of the Reorganized Company and its Subsidiaries and pay all applicable Taxes as they become due and payable;

              (f) deliver Conversion Shares in accordance with the terms and conditions, and time periods, set forth in the Notes and the Warrants; and

              (g) maintain the officers and directors liability insurance at reasonable commercial rates with coverage of at least $3.0 million.

         Section 6.15 Required Approvals. For so long as any of the Notes purchased hereunder remain outstanding, without the prior written consent of the Purchasers, the Reorganized Company shall not:

              (a) use the proceeds from the sale of the Notes other than as permitted under Section 6.5 hereof;

              (b) enter into any transaction or series of transactions with any stockholder, director, officer, employee or Affiliate which would require disclosure pursuant to Rule 404 of Regulation S-K under the Securities Act;

              (c) authorize, create or issue any securities (or any rights or securities directly or indirectly convertible into or exercisable or exchangeable for securities) having rights, preferences or privileges superior to or on a parity with that of the Notes;

              (d) directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock or other equity securities (or any securities directly or indirectly convertible into or exercisable or exchangeable for equity securities);

              (e) directly or indirectly redeem, purchase or otherwise acquire any of the Reorganized Company's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans, other than the redemption set forth in the Notes;

              (f) merge or consolidate with any Person;

              (g) sell, lease or otherwise dispose of more than 10% of the assets of the Reorganized Company (computed on the basis of book value, determined in accordance with GAAP consistently applied, or fair market value, determined by the Board of Directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business) or sell or permanently dispose of any of its Intellectual Property;

              (h)   liquidate,   dissolve  or  effect  a   recapitalization   or
reorganization in any form of transaction;

              (i) acquire any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), enter into any joint venture or make any investments with an aggregate valuation in excess of $100,000 outstanding at any time;

              (j) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Reorganized Company's right to perform the provisions of the this Agreement or any other Transaction Documents contemplated thereby;

              (k) create, incur, assume or suffer to exist any Indebtedness other than the Indebtedness evidenced by the Notes issued hereunder;

              (l) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Liens other than Permitted Liens;

              (m) amend, alter or repeal the Reorganized Company's Bylaws or Certificate of Incorporation as to increase the number of authorized shares of the Common Stock or any series of preferred stock or to materially affect the preferences, special rights or other powers of the Conversion Shares;

              (n) increase the authorized number of directors constituting the Board of Directors above five (5) directors;

              (o) materially alter or change the business of the Reorganized Company; or

              (p) do any act or omit to do any act which would result in taxation of any holder of Notes, Warrants or Conversion Shares under Section 305 of the Code.

         Section 6.16 Audited 2003 Financial Statements. The Company shall deliver to the Purchasers true, correct and complete copies of the audited 2003 Financial Statements as soon as practicable, but no later than September 30, 2004.

                                  ARTICLE VII

                                   CONDITIONS

         Section 7.1 Conditions to the Purchaser's Obligations. The obligation of the Purchasers to consummate the transactions contemplated hereby with respect to the Investment shall be subject to the satisfaction at or prior to the Closing of each of the following conditions.

              (a) No Injunction. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction (each, a "Restraint") preventing consummation of any of the transactions contemplated hereby shall be in effect.

              (b) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date as though made on the Closing Date (or, if made as of a specified date as of such date), and the Purchasers shall have received a certificate to such effect signed on the Closing Date on behalf of the Company by its respective Chief Executive Officer and Chief Financial Officer.

              (c) Performance of Obligations. The Company shall have performed all obligations required to be performed by them under this Agreement at or prior to the Closing and the Company shall have delivered to the Purchasers at the Closing a certificate signed by its Chief Executive Officer and Chief Financial Officer, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the foregoing effect provided, however, that such signatories shall have no personal Liability as a result of signing such certificate.

              (d) Transaction Documents. Each of the parties to the Transaction Documents (other than the Purchaser) shall have executed and delivered to the Purchasers, in form and substance reasonably acceptable to the Purchasers, the applicable Transaction Documents and such Transaction Documents shall constitute the legal, valid and binding obligation of the Reorganized Company (or other Reorganized Company, as the case may be).

              (e) Plan. The Effective Date of the Plan shall have occurred.

              (f) Discharge of Debts. Except as otherwise provided in the Plan, in accordance with Section 1141(d) of the Bankruptcy Code, the Company and the Reorganized Company shall receive a discharge of its debt. Except as otherwise provided in the Plan, in accordance with Section 1141(b) of the Bankruptcy Code, all property of the Company shall vest and revest in the Reorganized Company free and clear of all Liens, Claims, Encumbrances and interest.

              (g) Chapter 11 Case. The Plan, in form and substance satisfactory to the Purchasers, shall have been approved by the Bankruptcy Court pursuant to the Confirmation Order and shall have an Effective Date no later than June 30, 2004.

              (h) Organizational Documents. The Amended Certificate of Incorporation and amended Bylaws of the Company in the forms attached hereto as Exhibits H and I shall have been adopted, the Amended Certificate of Incorporation shall have been filed with and accepted by the Secretary of State of State of Delaware and such Certificate of Incorporation and amended Bylaws shall be in full force and effect.

              (i) Assumption/Rejection of Executory Contracts. The Company has assumed the executory Contacts set forth on Exhibit J hereto and rejected other Contracts as directed by the Purchaser.

         Section 7.2 Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

              (a) No Injunction. No Restraint preventing consummation of any of the transactions contemplated hereby shall be in effect.

              (b) Plan. All conditions precedent to the effectiveness of the Plan (other than those relating the Closing hereunder) shall have been satisfied or waived.

              (c) Representations and Warranties. The representations and warranties of the Purchasers set forth in this Agreement shall be true and correct as of the Closing Date as though made on the Closing Date (or, if made as of a specified date, as of such date) except to the extent that all such failures of such representations and warranties to be true and correct shall not have a material adverse effect on the ability of the Purchasers, taken together, to consummate the transactions contemplated hereby.

              (d)  Performance  of  Obligations.   The  Purchasers   shall  have
performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing.

                                  ARTICLE VIII

                                   TERMINATION

         Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date notwithstanding the fact that any requisite authorization and approval of the transactions contemplated hereby shall have been received and no party hereto shall have any Liability to any other party hereto as a result of its invoking its rights to terminate this Agreement pursuant to this Section (provided that any such termination shall not relieve any party from Liability for a breach of any provision hereof prior to such termination nor shall it terminate the Company's obligations under this Article VIII nor eliminate the Liability of the Purchaser):

              (a) by the mutual written consent of the Purchasers and the Company;

              (b) by the Purchasers if: (i) there shall be any Law that makes consummation of the purchase of the New Common Shares hereunder illegal or otherwise prohibited or if any court of competent jurisdiction or Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the purchase of the New Common Shares hereunder and such order, decree, ruling or other action shall have become final and non-appealable, (ii) if a trustee or an examiner is appointed in the Chapter 11 Case, (iii) if the Chapter 11 Case is converted into a case under Chapter 7 of the Bankruptcy code or (iv) if the Chapter 11 Case is dismissed;

              (c) by the Purchasers, (i) if the Board of Directors withdraws or changes its recommendation of this Agreement in a manner materially adverse to the Purchasers, (ii) if the Board of Directors recommends an Alternative Proposal or (iii) if the Company enters into a written agreement or letter of intent or agreement in principle providing for any Alternative Proposal;

              (d) (i) by the Purchasers, if the Company shall be in breach of its obligations hereunder such that the conditions to the obligations of the Purchasers set forth in Section 7.1 will not be satisfied at or prior to the Closing, and such failure cannot be or has not been cured within twenty (20) Business Days after the giving of written notice to the Company; and (ii) by the Company, if the Purchasers shall be in breach of their obligations hereunder such that the conditions to the obligations of the Company set forth in Section
7.2 will not be satisfied at or prior to the Closing, and such failure cannot be or has not been cured within twenty (20) Business Days after the giving of written notice to the Purchasers;

              (e) by the Purchasers, if (i) the Plan is not filed with the Bankruptcy Court within fourteen (14) days from the date hereof, (ii) entry of this Agreement by the Company is not approved by the Bankruptcy Court within thirty (30) days from the date hereof, (iii) the Disclosure Statement is not filed with the Bankruptcy Court within fourteen (14) days from the date hereof,
(iv) the Disclosure  Statement Approval Order has not been entered within thirty
(30) days from the date hereof, in form and substance reasonably acceptable to the Purchasers, (v) the Confirmation Order has not been entered on or prior to June 30, 2004, in form and substance reasonably acceptable to the Purchasers or
(vi) the Closing has not occurred by July 13, 2004; or

              (f) by the Company, if (i) the Board of Directors determines in good faith that termination of this Agreement is necessary in order for the Company to accept any Alternative Proposal, or (ii) the Bankruptcy Court has ordered the Company to terminate this Agreement in order to accept any Alternative Proposal; provided that the Company shall have the right to terminate this Agreement pursuant to clause (i) above only if it has complied in all material respects with the provisions of Section 6.2(a), and shall acknowledge its obligation to comply with the requirements of Section 8.2 relating to any required payment (including the timing of any payment) of the Break-up Fee.

         Section 8.2 Break-up Fee and Expense Reimbursement Fee. If the Company terminates this Agreement pursuant to Clauses (b), (c), (d)(i), (e) or (f) of
Section 8.1 hereof, then the Company will immediately (but in any event within three business days after the Purchasers receive notice of termination) pay to the Purchasers (pro rata based on their individual Purchase Price) a termination fee equal to $75,000 in cash (the "Break-Up Fee") plus the aggregate amount of actual expenses incurred by the Purchaser in connection with the transaction described in this Agreement (the "Expense Reimbursement Fee").

                                   ARTICLE IX

                                    SECURITY

         Section 9.1 Security Interest. (a) As security for the payment and performance of all of the Obligations, Borrower hereby grants to the Purchasers a first-priority lien and continuing security interest in, and pledges and assigns to the Purchasers, the Collateral, subject only to the security interest of The Mulligan Group and the security interest of Zions First National Bank in the Bridgeview Financial Residual Payment Account. The Purchaser's security interest shall continually exist until (a) all Obligations (other than Obligations with respect to the Warrants) have been paid in full, and (b) there exists no commitment by the Purchasers which could give rise to any Obligations (other than Obligations with respect to the Warrants), whether or not all Obligations shall at any time or from time to time be reduced to zero. Borrower shall make notations on its books and records disclosing the existence of the Purchaser's security interest in the Collateral. The Purchasers shall have no liability or duty, either before or after the occurrence of an Event of Default hereunder, on account of loss of or damage to, or to collect or enforce any of its rights against, the Collateral, or to preserve any rights against account debtors or other parties with prior interests in the Collateral, the sole duty of the Purchasers in this regard being to exercise reasonable care with respect to tangible Collateral in its actual possession.

              (b) All proceeds received by the Purchasers upon any realization upon any Collateral shall be applied (i) first, to pay the costs of collection,
(ii) second, to the payment of all amounts of principal and accrued interest which constitute Obligations, (iii) third, to all other Obligations then owing to the Purchasers; and (iv) fourth, the balance, if any, shall be returned to Borrower or such other persons as are entitled thereto.

         Section 9.2 Covenants and Representations Concerning Collateral. With respect to all of the Collateral, Borrower covenants, warrants and represents that:

              (a) No financing statement covering any of the Collateral is on file in any public office or land or financing records except for financing statements in favor of the Purchaser. The Purchasers are the legal and beneficial owners of all of the Collateral, free and clear of all Liens, except for Permitted Liens.

              (b) Borrower will maintain the Collateral in good order and condition, ordinary wear and tear excepted, and will use, operate and maintain the Collateral in compliance with all laws, regulations and ordinances and in compliance with all applicable insurance requirements and regulations. Borrower will promptly notify the Purchasers in writing of any litigation involving or affecting the Collateral which Borrower knows or has reason to believe is pending or threatened. Borrower will promptly pay when due all taxes and all transportation, storage, warehousing and other such charges and fees affecting or arising out of or relating to the Collateral (other than Liens constituting Permitted Liens) and shall defend the Collateral, at Borrower's expense, against all claims and demands of any persons claiming any interest in the Collateral adverse to Borrower or the Purchasers, except in respect of Permitted Liens.

              (c) At all reasonable times the agents and designees of the Purchasers may enter the business premises and any other premises of Borrower and inspect the Collateral and all books and records of Borrower (in whatever form); provided, however, that, in the absence of a continuing Default or Event of Default, the Purchasers shall give Borrower reasonable notice of its intent to so enter the business premises and inspect the books and records. Except in connection with transactions in the ordinary course of Borrower's business, Borrower agrees (i) not to sell or assign its interest in, or grant any license under, the Intellectual Property, without the prior written consent of the Purchasers, (ii) to notify the Purchasers promptly following the acquisition of new Intellectual Property, and (iii) to provide the Purchasers, at least annually, with a certificate of an officer of Borrower disclosing all material transactions concerning the Intellectual Property, including, without limitation, assignments, licenses and sublicenses, and new Intellectual Property acquired.

              (d) Borrower will maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such loss deductible amounts and with such companies as may be satisfactory to the Purchasers, and each such policy shall contain a clause or endorsement satisfactory to the Purchasers naming the Purchasers as mortgagees and a clause or endorsement satisfactory to the Purchasers that such policy may not be cancelled or altered and the Purchasers may not be removed as mortgagee without at least 30 days prior written notice to the Purchasers. In all events, the amounts of such insurance coverage shall conform to prudent business practices and shall be in such minimum amounts that Borrower will not be deemed a coinsurer under applicable insurance laws, regulations, policies or practices. Subject to the rights of the Existing Lien Holders, Borrower hereby (i) assigns to the Purchasers and grants to the Purchasers a security interest in any and all proceeds of such policies, (ii) authorizes and empowers the Purchasers to adjust or compromise any loss under such policies and to collect and receive all such proceeds, (iii) authorizes and directs each insurance company to pay all such proceeds directly and solely to the Purchasers and not to Borrower and the Purchasers jointly and (iv) authorizes and empowers the Purchasers to execute and endorse in Borrower's name all proofs of loss, drafts, checks and any other documents or instruments necessary to accomplish such collection, and any persons making payments to the Purchasers under the terms of this paragraph are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid. After deduction from any such proceeds of all costs and expenses (including reasonable attorney's fees) incurred by the Purchasers in the collection and handling of such proceeds, the net proceeds may be applied, at the option of the Purchasers, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to the Purchasers, or as a credit against such of the Obligations, whether matured or unmatured, as the Purchasers shall determine.

              (e) All books and records pertaining to the Collateral are located at the business premises and Borrower will not change the location of such books and records without the prior written consent of the Purchasers; provided, however, that books, records and other Collateral may from time to time be located other than at the business premises provided that prior thereto (i) Borrower shall have executed and delivered to the Purchasers such financing statements and other documents as the Purchasers may require in order to create, perfect or preserve the security interest of the Purchasers therein or the rights of the Purchasers with respect thereto, and (ii) the person(s) in possession of and/or controlling access to such Collateral shall have entered into an agreement in form and substance acceptable to the Purchasers permitting access thereto at any time upon reasonable prior notice and agreeing to turn over such Collateral to the Purchasers upon request of the Purchasers following the occurrence of an Event of Default.

              (f) Except for (i) any vehicles of Borrower, (ii) Collateral in transit to Borrower or to customers of Borrower, and (iii) mobile goods of a type normally used in more than one jurisdiction, all of the Collateral is, and, unless Borrower shall give the Purchasers not less than thirty (30) days prior written notice of a change in location, shall remain located at the business premises.

              (g)  Borrower  shall  do,  make,  execute  and  deliver  all  such additional and further acts, things, deeds, assurances, instruments and documents as the Purchasers may request to vest in and assure to the Purchasers their respective rights hereunder or in any of the Collateral, including, without limitation, (i) cooperating with the Purchasers in obtaining control with respect to Collateral consisting of deposit accounts, investment property, letter-of-credit rights and electronic chattel paper, and (ii) the execution and delivery of financing statements, financing statement amendments and/or continuation statements, assignments of trademarks and powers of attorney in connection therewith, and Borrower agrees to pay all taxes, fees and costs
(including reasonable attorney's fees) paid or incurred by the Purchasers in connection with the preparation and filing or recordation thereof. Borrower hereby expressly authorizes the Purchasers to file in such jurisdictions as the Purchasers shall determine any and all initial financing statements and amendments thereto which the Purchasers may from time to time deem necessary or advisable to further evidence or perfect the Purchaser's security interests in the Collateral. Borrower shall not file any amendment, correction statement or termination statement with respect to any filed financing statement which names the Purchasers as secured parties without the prior written consent of the Purchaser.

              (h) A carbon, photographic or other reproduction of this Agreement or any financing statement signed by Borrower in connection with this Agreement shall be sufficient as a financing statement.

              (i) Borrower (i) will not create any chattel paper without placing a legend thereon acceptable to the Purchasers indicating the Purchasers have a security interest therein, and (ii) shall, whenever required by the Purchasers, promptly deliver to the Purchasers, with all endorsements and/or assignments required by the Purchasers, all instruments, chattel paper, guaranties and the like received by Borrower constituting, evidencing or relating to any of the Collateral or proceeds of any of the Collateral.

              (j) If any Receivable arises out of a contract with the United States of America or any State, county, municipality or any department, agency or instrumentality thereof, Borrower shall immediately notify the Purchasers thereof and, if required by the Purchasers, execute and deliver any agreements, notices and/or assignments and do such other things as may be satisfactory to the Purchasers in order that all sums due and to become due to Borrower under such contract shall be duly assigned to the Purchasers in accordance with the Federal Assignment of Claims Act (31 United States Code ss. 1203; 41 United States Code ss. 15) and/or any other applicable federal, State and local laws and regulations relating to the assignment of governmental obligations.

              (k) Borrower agrees that until the Obligations shall have been satisfied in full and this Agreement shall have been terminated, Borrower will not, without the prior written consent of the Purchasers, (i) consign any Collateral to any consignee, (ii) store or place any Collateral with any warehouseman, artisan, processor, contractor or bailee, or (iii) enter into any agreement (for example, a license agreement) which is inconsistent with Borrower's obligations under this Agreement. Borrower further agrees that it will not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action, which would materially adversely affect the validity or enforcement of the rights transferred to the Purchasers under this Agreement.

              (l) The  Copyrights,  Patents,  Trademarks and Licenses  listed on
Schedule 9. 2(l) constitute all of the Copyrights, Patents, Trademarks and Licenses registered or filed in the United States and now owned by Borrower. If, before the Obligations shall have been satisfied in full, Borrower shall (i)
obtain rights to any new patentable inventions, copyrights, trademarks, trademark registrations, tradenames or licenses, or (ii) become entitled to the benefit of any patent, copyright or trademark application, trademark, trademark registration, or license renewal, or apply for any reissue, division, continuation, certificate of reexamination, renewal, extension or continuation-in-part of any Patent or improvement on any Patent (whether in the United States or in any foreign country or jurisdiction), the security interest of the Purchasers granted hereunder shall automatically attach thereto and Borrower shall give to the Purchasers prompt written notice thereof.

                                   ARTICLE X

                                EVENT OF DEFAULT

         Section 10.1 Event of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

              (a) Any material written representation or information set forth herein or in the Transaction Documents shall prove to have been, when made or supplied, false or misleading in any material respect.

              (b) Failure of Borrower to pay any of the Obligations, including, without limitation, any sum due the Purchasers under this Agreement or any of the other Transaction Documents, when and as the same shall become due, whether at the due date thereof, by demand, by acceleration or otherwise, and such failure continues for thirty (30) days following written notice of such default from the Purchaser.

              (c) Occurrence of a material default or event of default by Borrower or any Subsidiary with respect to, or acceleration or demand for payment prior to maturity of, any Indebtedness of Borrower or any Subsidiary to any person, or with respect to any Lien securing any Indebtedness of Borrower or any Subsidiary to any person, which default continues beyond any applicable notice and cure period.

              (d) Failure of Borrower or any Subsidiary to observe or perform any warranty, covenant, condition or agreement to be observed or performed by Borrower or such other person under this Agreement or any of the other Transaction Documents, and such failure continues for thirty (30) days following written notice of such default from the Purchaser.

              (e) Borrower or any Subsidiary shall:

                     (i) make a general assignment for the benefit of creditors, whether conditional or unconditional and whether or not such assignment is filed in court and whether or not any court assumes jurisdiction thereof,

                     (ii) commence a case under or otherwise seek to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law, statute or proceeding (other than the Borrower's current Chapter 11 case), or

                     (iii) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for Borrower or any Subsidiary or a substantial part of its property, or suffer any such receivership, trusteeship or proceeding to continue undismissed for a period of 60 days.

              (f) Borrower or any Subsidiary shall become a debtor in any case under any chapter of the Bankruptcy Code; provided, however, that if such case was not commenced by, consented to, approved by or acquiesced in by Borrower, no Event of Default shall exist unless such case remains undismissed sixty (60) days from the commencement thereof.

              (g) Dissolution of, or entry of any order, judgment, award or decree for the dissolution of, Borrower or any Subsidiary.

              (h) Entry of any unstayed judgment, order, award or decree against Borrower, or any Subsidiary which is uninsured to a material extent, or which the Purchasers determine in good faith, when aggregated with all other judgments, orders, awards and decrees outstanding against Borrower and Subsidiaries, could have a material adverse effect on the business, assets, operations, business prospects or financial condition of Borrower or any Subsidiary, or on any rights of the Purchasers with respect to any of the Collateral or any of the Obligations, or on the prospect for full and punctual payment and performance of all of the Obligations.

              (i) Injunction or restraint of Borrower or any Subsidiary in any manner from conducting its business in whole or in part deemed material by the Purchaser in good faith.

              (j) Any assets of Borrower or any Subsidiary material to the operation of the business of Borrower or such Subsidiary shall be attached, levied upon, seized or repossessed or come into the possession of a trustee, receiver or other custodian.

              (k) Suspension or revocation of any material license, permit, certification, approval or the like required to be held by Borrower or any Subsidiary that is not an individual by federal, State, local or foreign laws.

              (l) Occurrence of any default or event of default under or as defined in any of the Transaction Documents, which continues beyond any applicable cure period set forth therein.

              (m) Borrower or any other person shall revoke or terminate, or attempt to revoke or terminate, or notify the Purchasers of revocation or termination of, any continuing obligations or agreements of Borrower or such other person relating in any way to any of the Obligations, including, without limitation, any continuing obligations or agreements of Borrower or such other person under any guaranty or subordination agreement.

                                   ARTICLE XI

                               RIGHTS AND REMEDIES

         Section 11.1 Rights and Remedies of the Purchaser. Upon the occurrence of an Event of Default described in Sections 10.1(e), 10.1(f) or 10.1(g) of this Agreement, all of the Obligations shall automatically and immediately be due and payable. Upon and after the occurrence of an Event of Default, the Purchasers may, without notice or demand, on behalf of the Purchasers exercise in any jurisdiction in which enforcement hereof is sought the following rights and remedies, in addition to the rights and remedies available to the Purchasers under the Transaction Documents, the rights and remedies of a secured party under the UCC and all other rights and remedies available to the Purchasers under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

              (a) Declare the Notes, all interest accrued and unpaid thereon and all other Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand for payment, protest or notice of any kind, all of which are hereby expressly waived.

              (b) Enforce the Liens granted to the Purchasers hereunder by instituting any proceedings, collecting or liquidating all or any part of the Collateral or selling, assigning, leasing, renting, licensing or otherwise disposing of all or any part of the Collateral or any interest therein, in one or more parcels, at the same or different times, at public or private sale or disposition, or otherwise.

              (c) Indorse Borrower's name on any promissory notes or other instruments, acceptances, checks, drafts, money orders or other items of payment constituting Collateral, or collections or other proceeds of Collateral, that may come into the Purchaser's possession or control from time to time.

              (d) Terminate, or cease extending credit under, any or all outstanding commitments or credit accommodations of the Purchasers to Borrower or any Subsidiary.

              (e) Sign Borrower's name on any invoices to, drafts against and other notices and documents to account debtors or other obligors of Borrower and requests for verification of accounts and other amounts which may be due to Borrower.

              (f) Execute proofs of claim and loss on behalf of Borrower.

              (g) Apply all Collateral and proceeds of Collateral delivered to the Purchasers or coming into the Purchasers' possession or control from time to time to any of the Obligations, or hold the same as security for any contingent or future Obligations.

              (h) At Borrower's  expense,  continue or complete,  or cause to be
continued  or  completed,   performance  of  Borrower's  obligations  under  any
contracts of Borrower.

              (i) Use, operate, manage, control and exercise all rights of Borrower relating to, the Collateral and any other assets of Borrower, and collect all income and revenues therefrom.

              (j) Take exclusive possession of any or all of the Collateral from time to time and/or place a custodian in exclusive possession of any or all of the Collateral from time to time and, so far as Borrower may give authority therefor, enter upon any premises on which any of the Collateral may be situated and remove the same therefrom, Borrower hereby waiving, to the maximum extent permitted by law, any and all rights to prior notice and to judicial hearing with respect to repossession of Collateral, and/or require Borrower, at Borrower's expense, to assemble and deliver any or all of the Collateral to such place or places as the Purchasers may reasonably request.

              (k) With respect to any accounts, notes, instruments, chattel paper, tax refunds, contract rights, general intangibles or other debts or liabilities payable to Borrower securing the Obligations, notify any account debtors and other obligors thereon to make payments thereon directly to the Purchasers jointly, take control of the cash and noncash proceeds thereof, demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring liability or responsibility therefor to Borrower.

              (l) Sue in the Purchaser's name to enforce the Intellectual Property, and any licenses thereunder, and, if the Purchasers shall commence any such suit, Borrower shall, at the request of the Purchasers, do any and all lawful acts and execute any and all proper documents required by the Purchasers in aid of such enforcement and Borrower shall promptly, upon demand, reimburse and indemnify the Purchasers for all costs and expenses incurred by the Purchasers in the exercise of their rights hereunder.

              (m) Endorse Borrower's name on all applications, documents, papers and instruments deemed necessary or desirable by the Purchasers in the use of the Intellectual Property; take any other actions with respect to the
Intellectual Property as the Purchasers deem in the best interest of the Purchasers; grant or issue exclusive or non-exclusive licenses under the Intellectual Property to any person; and assign, pledge, convey or otherwise transfer title in or dispose of the Intellectual Property to any person.

         Section 11.2 Disposition of Collateral. Purchaser agree to give Borrower at least ten days prior written notice of the time and place of any public disposition of Collateral or of the time after which any private disposition or any other intended disposition is to be made. All sales or other dispositions of Collateral may be made for cash, upon credit or for future delivery. In no event shall Borrower be credited with any part of the proceeds of liquidation, sale or other disposition of any Collateral until final payment thereon has been received by the Purchasers in immediately available funds, and the Purchasers shall have no obligation to delay any liquidation, sale or other disposition because the same may result in the imposition of any forfeiture, premium or penalty. Without limitation of the foregoing, the Purchasers may:

              (a) comply with applicable state or federal law requirements in connection with the disposition of Collateral, and

              (b) sell Collateral without giving any warranties with respect thereto (the Purchasers being specifically permitted to disclaim any warranties of title and the like in connection therewith), and neither such compliance or sale without warranties will be considered adversely to affect the commercial reasonableness of any sale of Collateral.

         Section 11.3 Costs and Expenses. Borrower agrees to pay to the Purchasers, upon written demand by the Purchasers from time to time, the amount of all expenses, including reasonable attorneys' fees and expenses, paid or incurred by the Purchasers (a) in exercising or enforcing any of their rights hereunder, under the other Transaction Documents or under law, or (b) in defending any and all non-meritorious or previously waived demands, claims, counterclaims, cross-claims, causes of action, litigation and proceedings of every kind and nature asserted, commenced or instituted against the Purchasers by Borrower or any Subsidiary on account of, as a result of or relating to, any action taken or not taken by the Purchasers in connection with the Notes, any other of the Obligations, the Collateral or enforcement or exercise by the Purchasers of any rights or remedies of the Purchasers under this Agreement, under any of the other Transaction Documents or under law. Borrower also agrees to pay to the Purchasers, upon written demand by the Purchasers from time to time, interest on the outstanding amount of such expenses paid by the Purchasers, from the date of the Purchasers' demand for payment of such expenses until the same are paid in full, at the highest rate and calculated in the manner provided in the Notes.

         Section 11.4 Applications of Collateral. Except as may be otherwise specifically provided in this Agreement, all Collateral and proceeds of Collateral coming into the Purchaser's possession may be applied by the Purchasers to any of the Obligations, whether matured or unmatured, as the Purchasers shall determine in its sole discretion.

                                  ARTICLE XII

                                  MISCELLANEOUS

         Section 12.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal and substantive Laws of the State of Delaware without giving effect to conflicts of law principles thereof.

         Section 12.2 Jurisdiction; Forum; Service of Process; Waiver of Jury Trial. With respect to any suit, action or proceeding ("Proceeding") arising out of or relating to this Agreement each of the Company and the Purchasers hereby irrevocably:

              (a) (i) for so long as the Chapter 11 Case is pending,  submits to the exclusive jurisdiction of the Bankruptcy Court and any appellate court from any such court (the "Selected Courts") for any Proceeding arising out of or relating to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby (and agrees not to commence any Proceeding relating hereto or thereto except in such courts) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise; and (ii) thereafter, submits to the exclusive jurisdiction of the State and Federal court in New York;

              (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or the Purchasers at their respective addresses referred to in Section 9.5 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and

              (c) waives, to the fullest extent permitted by law, any right it may have to a trial by jury in any Proceeding directly, or indirectly arising out of, under or in connection with this Agreement or the other Transaction Documents.

         Section 12.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors by operation of law and permitted assigns of the parties hereto. No assignment of this Agreement may be made by any party at anytime, whether or not by operation of law, without the other party's prior written consent; provided, however, that, the Purchasers shall be permitted to assign their respective rights and obligations under this Agreement to any of their Affiliates, without the consent of the Company. Only the parties to this Agreement or their permitted assigns shall have rights under this Agreement.

         Section 12.4 Entire Agreement; Amendment. This Agreement (including the Exhibits and Schedules attached hereto) and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes all prior agreements relating to the subject matter hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and by the Purchaser. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. The Company and the Purchasers acknowledge and agree that nothing herein shall prohibit the Purchasers from acquiring any claims against the Company or any interest in such claims. After the Effective Date, in the event that any terms of this Agreement conflict with any terms of the Plan, the terms of the Plan shall control; provided, however, to the extent any provision of the Plan relating to the Purchasers conflicts with any provision of this Agreement, the provisions of this Agreement shall control.

         Section 12.5 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other party:

               if to the Company:

                                    Avalon Digital Marketing Systems, Inc.
                                    5255 N. Edgewood Drive
                                    Suite 250
                                    Provo, UT 84604
                                    Fax: (801) 225-1361
                                    Attn: President & Chief Executive Officer with a copy to:

                                    Durham Jones & Pinegar
                                    111 East Broadway
                                    Suite 900
                                    Salt Lake City, UT 84111
                                    Fax: (801) 415-3500
                                    Attn: Penrod W. Keith, Esq.

                                    and

               if to the Purchasers,:

                                    at the address specified for each Purchaser on the signature pages hereto with a copy to:

                                    Fulbright & Jaworski L.L.P.
                                    666 Fifth Avenue
                                    New York, NY 10103
                                    Fax: (212) 318-3400
                                    Attn: Merrill M. Kraines, Esq.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice).

         Section 12.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Company or the Purchasers upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of the Company or the Purchasers nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or the Purchasers of any breach or default under this Agreement, or any waiver on the part of any such party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Company or the Purchasers shall be cumulative and not alternative.

         Section 12.7 Further Assurances. Borrower agrees promptly to do, make, execute and deliver all such additional and further acts, things, deeds, assurances, instruments and documents as the Purchasers may reasonably request in good faith to vest in and assure to the Purchasers their respective rights hereunder or under any of the other Transaction Documents or in any of the Collateral.

         Section 12.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by only one of the parties hereto, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

         Section 12.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provisions; provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         Section 12.10 Headings. The table of contents and headings used in this Agreement are used for convenience only, do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement.

         Section 12.11 No Public Announcement. The parties agree that the initial press release to be issued with respect to the transactions contemplated by the Transaction Documents shall be in a form mutually agreed to by the parties. Thereafter, except when required by applicable Law, neither the Company nor any of the Purchasers shall make any press release, public announcements, publicity statement or other public disclosure without the prior consent of the other parties, which consent shall not be unreasonably withheld, as to the timing of such disclosure, the extent of distribution and form and substance thereof.

         Section 12.12 Purchasers' Agent. (a) Each Purchaser hereby constitutes and appoints Networks Direct, Inc. as agent (the "Purchasers' Agent") for and on behalf of the Purchasers to give and receive notices and communications and to give consents and approvals under this Agreement. Such agency may be changed by a Purchaser or Purchasers holding a majority of the Conversion Shares held by all of the Purchasers from time to time upon not less than ten days' prior written notice to the Company. In the event of a vacancy in such agency, a successor Purchasers' Agent shall be elected by the Purchasers holding a majority of the Conversion Shares then held by all of the Purchasers within two weeks of such vacancy. Any successor Purchasers' Agent shall deliver to the Purchasers and the Company a written instrument accepting such appointment, and thereupon it shall succeed to all rights and duties of the Purchasers' Agent. No bond shall be required of the Purchasers' Agent, and the Purchasers' Agent shall receive no compensation for its services. Notices or communications to or from the Purchasers' Agent shall constitute notice to or from the Purchasers.

              (b) The Purchasers' Agent shall not be liable for any act done or omitted hereunder as Purchasers' Agent while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. Each Purchaser hereby agrees to indemnify and hold harmless the Purchasers' Agent against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Purchasers' Agent and arising out of or in connection with the acceptance or administration of its duties under this Agreement, as the same may be modified, amended or supplemented.

              (c) Unless otherwise notified in writing by a Purchaser or Purchasers holding a majority of the Conversion Shares held by all of the Purchasers, the Company may rely on the Purchasers' Agent and shall be held harmless for any action taken based on written instruction from Purchasers' Agent in accordance with this Agreement and the other Transaction Documents.

         Section 12.13 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying on any Person (including, without limitation, any other Purchaser), other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no other Purchaser nor the respective controlling Person, officers, directors, partners, agents or employees of any other Purchaser shall be liable to such Purchaser for any losses incurred by such Purchaser in connection with its investment in the Company. Furthermore, each Purchaser acknowledges that Fulbright & Jaworski L.L.P. has not acted as counsel to the Purchasers on matters relating to the Purchaser's investment under this Agreement.

                                      * * *

         IN WITNESS WHEREOF, each of the undersigned has caused the foregoing Agreement to be executed as of the date first above written.

                                   COMPANY:

                                   AVALON DIGITAL MARKETING SYSTEMS, INC.


                                   By: /s/ ROBERT I. WEBBER
                                   ---------------------------------------------
                                   Name: Robert I. Webber
                                   Title:  President & Chief Executive
                                   Officer

                                   PURCHASERS:

                                   AVALON ACQUISITION COMPANY, LLC

F
                                   By: /s/Michael Luther
                                      ------------------------------------------

                                   Name:Michael Luther
                                   Title: President
                                   Address for Notice: 2425 Post Road
                                   Suite 103
                                   Southport, CT 06890
                                   Attention: President and Chief Executive
                                   Officer
                                   Fax: (203) 319-8900

                                   NETWORKS DIRECT, INC.


                                   By: /s/ Michael Luther
                                      ------------------------------------------

                                   Name: Michael Luther
                                   Title: Chairman
                                   Address for Notice: 2425 Post Road
                                   Suite 103
                                   Southport, CT 06890
                                   Attention: President and Chief Executive
                                   Officer
                                   Fax: (203) 319-8900

                                                                       Exhibit A

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON ITS CONVERSION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE AND SUCH SECURITIES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                     AVALON DIGITAL MARKETING SYSTEMS, INC.

                       SECURED CONVERTIBLE PROMISSORY NOTE

$__________                                                    December 13, 2004

         For value received, AVALON DIGITAL MARKETING SYSTEMS, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of AVALON
ACQUISITION   COMPANY,   LLC   ("Lender")   the   principal  sum  of  __________
($__________) together with interest in arrears from and including the date hereof on the unpaid principal balance hereunder.

         This Note is one of the several notes (collectively, the "Notes") issued pursuant to a certain Note and Warrant Purchase and Security Agreement (the "Purchase Agreement"), dated as of May 28, 2004, by and among Borrower and the Purchasers named therein, a copy of which is on file at the principal office of Borrower, and Lender, by its acceptance hereof, agrees to be bound by the provisions and shall be entitled to the benefits of the Purchase Agreement, as provided therein. Capitalized terms used herein and not otherwise defined shall have the meaning as ascribed to them in the Purchase Agreement.

         1. Payment upon Maturity. Unless converted as provided herein, this Note shall automatically mature and all payments on account of principal shall be due and payable on December 13, 2007 (the "Maturity Date") in lawful money of the United States of America in immediately available funds, by wire transfer of funds to the account or accounts designated in writing by the Lender or in such other manner as the Lender may designate from time to time in writing to the Company.

         2. Acceleration. Notwithstanding the provisions of Section 1, if an Event of Default shall occur, the Lender may declare the entire outstanding principal amount of this Note, together with any accrued and unpaid interest thereon and any other fees, costs and charges then payable under this Note or the Purchase Agreement, immediately due and payable, whereupon the same shall become immediately due and payable, without presentment, protest or further demand or notice of any kind, all of which are expressly waived by the Borrower. After the occurrence of an Event of Default until this Note is paid in full, interest on the principal amount outstanding from time to time shall be payable at a rate per annum equal to eight percent (8%).

         3. No Prepayment. Borrower shall not have the option to prepay any portion of the outstanding principal of this Note or the interest thereon.

         4. Interest. Interest shall be calculated on the basis of actual number of days elapsed over a year of 365/366 days at the rate of three percent (3.0%) per annum (except that the rate will be increased to eight percent (8% upon an Event of Default). Accrued interest on this Note shall be payable quarterly on the last day of each three-month period beginning on December 13, 2004, until the principal amount of this Note shall be paid in full; provided, that, all interest then accrued and unpaid shall be due and payable on the Maturity Date. The accrued interest will be paid in shares of Common Stock valued at the Current Market Price (as defined below). For the purpose of any calculation made pursuant to this Section, the "Current Market Price" at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 10 consecutive trading days ending on the trading day before such date (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 10-trading day period). The closing price for each day shall be the last reported sales price or, if no such reported sales took place on such day, the average of the last reported bid and asked prices, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported on Nasdaq on such day, or if, on any such date, the security shall not be quoted on the Nasdaq, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated). In the event the bid and asked prices of the Common Stock are not reported, then the Current Market Price shall be determined by the Board of Directors, in its good faith discretion.

         5. Conversion of Note.

              (a) Conversion. The holder of this Note may, at its option, at any time, but prior to payment in full of the principal amount and accrued interest of this Note, convert the unpaid principal amount of this Note in whole or in part into shares of the Common Stock at a price per share initially equal to $0.26 (the "Conversion Price") subject to adjustment set forth in Section 5(e) below.

              (b) Conversion Procedures. Upon a Conversion specified in Section 5(a), the holder of this Note shall surrender the Note at the office of Borrower or of its transfer agent for the applicable number of shares of Common Stock and deliver a conversion notice, which will indicate the amount of the unpaid principal amount of the Note being converted (the "Conversion Amount"). Thereupon, there shall be issued and delivered to such holder the number of shares of Common Stock, into which the Conversion Amount was convertible on the date on which such conversion occurred. If the Note should be converted in part only, the Borrower shall, upon surrender of the Note for a partial conversion, execute and deliver a new Note evidencing the remaining principal amount of the Note after such partial conversion.

              (c) Cash in Lieu of Fractional Shares. No fractional share or interest of any shares of Common Stock or scrip representing fractional shares or interests, shall be issued upon any conversion of the Note. Instead of any fractional shares or interest of Common Stock, which would otherwise be issuable upon any conversion of the Note, Borrower shall pay to the holder of such Note a cash adjustment in respect of such fraction in an amount equal to the same fraction of the price per share at which the Note converted into such Common Stock under this Section 5.

              (d) Cancellation of Note. Upon the conversion of the entire principal amount of this Note pursuant to this Section 5 and payment of the accrued interest thereon, this Note shall be canceled.

              (e) Adjustment to Conversion Price. If Borrower shall, at any time this Note remains outstanding, effect a subdivision of its shares of Common Stock into a greater number of such shares or a combination of such shares into a lesser number of shares, whether by forward or reverse stock split, stock dividend (payable in shares of Common Stock) or otherwise, the Conversion Price shall forthwith be proportionately increased or reduced, as the case may be, to reflect the effectuation of such subdivision or combination. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

         If any reclassification, capital reorganization, or change in the Common Stock of Borrower (other than as a result of a subdivision, combination, or stock dividend provided for in the preceding paragraph and other than as a result of a Change of Control (as hereinafter defined)) is contemplated at any time this Note remains outstanding, then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from Borrower or its successor shall be delivered to Lender, so that Lender shall have the right at any time this Note remains outstanding, to convert this Note into the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as the number of Conversion Shares that Lender could have obtained by converting this Note immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interests of Lender so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon conversion of this Note, and appropriate adjustments shall be made to the Conversion Price hereunder.

         Whenever the Conversion Price shall be adjusted as required by the provisions of the preceding two paragraphs, Borrower shall forthwith deliver written notice setting forth the adjusted Conversion Price to Lender, but failure to receive such notice, or any defects therein, or in the delivery thereof, shall not affect such adjustment in the Conversion Price.

         6. Change of Control.

              (a)  Redemption  of Note  Upon  Change  in  Control.  If this Note remains outstanding upon a Change in Control of Borrower, then the holder of this Note may accelerate the Maturity Date of the Note such that Borrower shall pay to the Lender simultaneously with the closing of such Change in Control all outstanding principal amount and any accrued interest on this Note (a "Redemption").

              (b) Change in Control Defined. The term Change in Control shall include, but not limited to, any sale, transfer or other disposition of all or substantially all of the assets of Borrower, any reorganization, consolidation or merger of Borrower with or into any other entity or entities which results in the exchange of outstanding shares of Borrower for securities or other consideration paid, or caused to be paid, by any such entity whereby the holders of Borrower's securities before the transaction beneficially own less than 50% of the outstanding equity securities of the surviving entity after the transaction or a sale of 50% or more of the Company's equity securities by the holders thereof in a single transaction; provided, that any exercise of all or some of the Warrants and sale of all or some of the shares received thereupon by the holders and/or conversion of all or some of the Notes and sale of all or some of the shares received thereupon by the holders resulting in a change of ownership of 50% or more of the Company's equity securities shall not be deemed a Change of Control.

              (c) Notice. Borrower shall give notice of any pending or proposed Change in Control of Borrower to the Lender as soon as is practicable (but, in any event, at least twenty days) prior to the closing of such Change in Control. Such notice shall specify the anticipated date of such closing (the "Change in Control Date") and set forth the material terms and conditions of such Change in Control. The Lender shall give notice to Borrower within ten (10) days of its receipt of such notice from Borrower of its election to exercise its Redemption rights hereunder. Within ten (10) days of receipt of such notice of a Redemption from the Lender, Borrower shall send notice to the Lender specifying, the date of the closing of such Redemption (such date shall be immediately prior to the Change in Control Date) and the amount of the principal and accrued interest due under the Note to be paid to the Lender upon such Redemption.

              (d) Cancellation of Note. Upon the redemption of the entire principal amount of this Note and the accrued interest thereon pursuant to this
Section 6, this Note shall be canceled.

         7. Security Interest. Pursuant to the terms of the Purchase Agreement and subject to the security interests of The Mulligan Group and Zions First National Bank, Borrower has granted Lender a first-priority-security interest in all of Borrower's assets of every nature and type whatsoever to secure the payment of all of Borrower's indebtedness hereunder.

         8. Event of Default. Upon the occurrence of any Event of Default hereunder, the Lender may declare any or all obligations or liabilities of Borrower to the Lender (including the unpaid principal hereunder and any interest due thereon), immediately due and payable without presentment, demand, protest or notice.

         9. Expenses of Collection. If this Note is not paid in accordance with its terms, Borrower shall pay to the Lender, in addition to principal and accrued interest thereon, all costs of collection of the principal and accrued interest, including, but not limited to, reasonable attorneys' fees, court costs and other costs for the enforcement of payment of this Note.

         10. Waiver by the Lender. No waiver of any obligation of Borrower under this Note shall be effective unless it is in a writing signed by the Lender. A waiver by the Lender of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

         11. Notice. All notices and other communications required or permitted hereunder shall be in writing (or in the form of a facsimile (confirmed in writing) to be given only during the recipient's normal business hours unless arrangements have otherwise been made to receive such notice by facsimile outside of normal business hours) and shall be mailed by registered or certified mail or by a nationally recognized overnight courier, postage prepaid, or otherwise delivered by hand, messenger, or facsimile (as provided above) addressed (a) if to the Lender, at 2425 Post Road, Suite 103, Southport, CT 06890, Attention: President, fax: (203) 319-8900 or at such other address or facsimile number as such Lender or other holder of this Note shall have furnished to Borrower in writing, or (b) if to Borrower, to Avalon Digital Marketing Systems, Inc., 5255 N. Edgewood Drive, Suite 250, Provo, UT 84604,
Attention: President, fax: (801) 225-1361 (or at such other address or facsimile number as Borrower shall have furnished in writing to the holder of this Note).

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered, if delivered personally, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if by nationally recognized overnight courier, the following business day after it has been timely delivered to or deposited with such courier, addressed and mailed as aforesaid, or, if by facsimile, pursuant to the above, when received.

         12. Waiver by Borrower. Borrower hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the holder hereof with respect to the time of payment or any other provision hereof.

         13. Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

         14. Governing Law. This Note is delivered in and shall be enforceable in accordance with the laws of the State of Delaware, and shall be construed in accordance therewith, and shall have the effect of a sealed instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officer as of the date first above written.



                                   BORROWER:


                                   AVALON DIGITAL MARKETING SYSTEMS, INC.





                                   By:
                                        ----------------------------------------
                                   Name:
                                   Title:

                                                                       Exhibit C


                                                  WARRANT CERTIFICATE NO. A - __

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN AND WILL BE ISSUED PURSUANT TO EXEMPTIONS FOR NONPUBLIC OFFERINGS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, SUCH SECURITIES MAY NOT BE RESOLD OR OTHERWISE DISPOSED OF UNLESS, IN THE OPINION OF COUNSEL FOR OR SATISFACTORY TO THE ISSUER, REGISTRATION UNDER THE APPLICABLE FEDERAL OR
STATE SECURITIES LAWS IS NOT REQUIRED OR COMPLIANCE IS MADE WITH SUCH REGISTRATION REQUIREMENTS.

           Void after 5:00 p.m. Provo, Utah Time, on December 13, 2011

              WARRANT TO PURCHASE __________ SHARES OF COMMON STOCK

                                       OF

                     AVALON DIGITAL MARKETING SYSTEMS, INC.

         This is to certify that, pursuant to a Note and Warrant Purchase and Security Agreement dated as of May 28, 2004, by and among AVALON DIGITAL
MARKETING SYSTEMS, INC., a Delaware corporation (the "Company"), and the Purchasers named therein (the "Note and Warrant Purchase Agreement"), the holder of this Warrant ("Holder") or its registered assigns pursuant to Section 4 hereof is entitled to purchase, subject to the provisions of this Warrant, from the Company, __________ fully paid, validly issued and nonassessable shares of Common Stock, par value $.0001 per share, of the Company ("Common Stock"), at the exercise price of $.0001 per share, until December 13, 2011. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may also be adjusted from time to time as described in Section 9 hereof. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares," and the exercise price of a share of Common Stock, as adjusted from time to time, is hereinafter sometimes referred to as the "Exercise Price."

         1. Exercise of Warrant; Notification of Expiration Date of Warrant. This Warrant may be exercised at any time or from time to time until 5:00 P.M. Provo, Utah time on December 13, 2011 (the "Expiration Date"), provided, however, that if such day is a day on which banking institutions in the State of Utah are authorized by law to close, then on the next succeeding day which shall not be such a day.

              (a) To exercise this Warrant in whole or in part, the Holder shall deliver to the Company at its principal office, at any time and from time to time during the term of this Warrant: (A) the notice of exercise in the form attached hereto as Exhibit A, (B) cash, certified or official bank check payable to the order of the Company or wire transfer of funds to the Company's account (or any combination of the foregoing) in the amount of the Exercise Price for each share being purchased, and (C) this Warrant.

              (b) Notwithstanding any contrary provisions in this Warrant, at any time during the term of this Warrant that the Current Market Price (as defined in Section 1(c) below) exceeds the Exercise Price at the date of calculation, instead of exercising this Warrant as described in Section 1(a) above, the Holder may elect to convert all or any portion of this Warrant (to the extent not previously exercised) into that number of shares of Common Stock determined by reference to the formula set forth in this Section 1(b) by delivering to the Company at its principal office, at any time and from time to time during the term of this Warrant: (A) the notice of exercise in the form attached hereto as Exhibit A, and (B) this Warrant, in which event the Company shall issue to the Holder a number of shares of Common Stock calculated using the following formula:

                               CS = WCS x (CMP-EP)
                                    --------------
                                       CMP

           where CS =      the number  of shares  of Common Stock  issuable upon
                           the Holder's conversion of all or a portion of this Warrant pursuant to this Section 1(b),

                WCS = the number of shares of Common Stock as to which this Warrant is exercisable as of the date this Warrant is converted under this Section 1(b), or if this Warrant is being converted under this Section 1(b) as to only a portion of the total number of shares of Common Stock as to which this Warrant is then exercisable, such portion,

                CMP =      The   Current  Market  Price  at  the  date  of  such
                           calculation, and

                 EP = The Exercise Price of the Warrant Shares, as adjusted to the date of such calculation.

              (c) For the purpose of any calculation made pursuant to this Section, the "Current Market Price" at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 10 consecutive trading days ending on the trading day before such date (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 10-trading day period). The closing price for each day shall be the last reported sale price or, if no reported sales took place on such day, the average of the last reported bid and asked prices, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported on Nasdaq on such day, or if, on any such date, the security shall not be quoted on the Nasdaq, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated).

         As soon as practicable after each exercise of this Warrant, but not later than seven (7) business days from the date of the exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the

Warrant Shares issued upon such exercise (or in the case of a cashless exercise pursuant to a conversion under Section 1(b), the Common Stock into which the Warrant Shares, or portion thereof as applicable, are convertible) issuable upon such exercise (or conversion), registered in the name of the Holder or the Holder's designee. If the Warrant is exercised or converted in part only, the Company shall, upon surrender of the Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of the Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, together with the exercise price thereof and taxes as aforesaid in cash or certified or bank check and the investment letter described below, the Holder shall be deemed to be the Holder of record of the shares of Common Stock (or in the case of a cashless exercise, the Common Stock into which the Warrant Shares are convertible) issuable upon such exercise (or conversion), notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock (or in the case of a cashless exercise, the Common Stock into which the Warrant Shares are convertible) shall not then be physically delivered to the Holder.

         2. Reservation of Shares. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant that number of Warrant Shares as shall be required for issuance and delivery upon exercise or conversion of the Warrant.

         3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise or conversion of the Warrant. With respect to any fraction of a share of Common Stock called for upon any exercise or conversion hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the fair value of a share of Common Stock as of the exercise date.

         4. Exchange, Transfer, Assignment or Loss of Warrant. The Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to Section 8 hereof, the Holder may transfer or assign this Warrant, in whole or in part and from time to time. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed (with signature guaranteed, if required by the Company or its stock transfer agent) and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided by or combined with other Warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor, date and amount.

         5. Sale of the Company.

              (a) In the event of the sale or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding equity securities of the surviving entity after the transaction or a sale of 50% or more of the Company's equity securities by the holders thereof in a single transaction (an "Acquisition"), the Company shall provide written notice to the Holder no less than 30 days prior to the date on which the Acquisition is to take place. The notice shall contain a brief description of the proposed action and shall state (x) the date on which the Acquisition is to take place and (y) the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon the Acquisition.

              (b) Upon the closing of any Acquisition, the successor entity shall assume the obligations of this Warrant to the extent such obligations remain after any such Acquisition, and this Warrant shall be exercisable for the same securities, cash and property as would be payable for the shares issuable upon the exercise of the unexercised portion of this Warrant as if such shares were outstanding on the record date for the Acquisition and subsequent to closing and the Exercise Price shall be adjusted in accordance with Section 9.

              (c) Notwithstanding the foregoing,  at the election of the Holder, the Company shall purchase the unexercised portion of this Warrant for cash upon the closing of any Acquisition in which the consideration is cash or cash equivalents for an amount equal to (x) the fair market value of any consideration that would have been received by the Holder in consideration of the shares had the Holder exercised the unexercised portion of this Warrant immediately prior to the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less (y) the aggregate Exercise Price of the shares, but in no event less than zero.

         6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

         7. Other Notices to Warrant Holder. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock of the Company (other than a distribution to which the Holder is entitled as a stockholder of record thereof), or (ii) if the Company shall offer to holders of Common Stock for subscription or purchase by them any shares of any class or any other rights, or (iii) if any voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder or any holder of a Warrant executed and or delivered pursuant to Section 1 or Section 4, at least 15 days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution of rights, or (y) such dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such dissolution, liquidation or winding up.

         8. Securities Law Compliance.

              (a) The Holder of the Warrant, by acceptance hereof, acknowledges that the Warrant and the Warrant Shares or other shares of Common Stock to be issued upon exercise or conversion hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, transfer, assign or otherwise dispose of this Warrant, any Warrant Shares or any shares of Common Stock into which the Warrant Shares are convertible except under circumstances that will not result in a violation of the Act or any state securities laws.

              (b) If appropriate, the Warrant and any Warrants issued upon exercise or substitution or upon assignment or transfer pursuant to Section 1 or
Section 4, as the case may be, shall be stamped or imprinted with legends setting forth the restrictions on transfer arising under applicable federal and state securities laws.

         9. Adjustments To Exercise Price.

              (a) Subdivision, Combination or Reclassification of Common Stock.

                     (i) If the Company shall effect a subdivision of its shares of Common Stock into a greater number of such shares or a combination of such shares into a lesser number of shares, whether by forward or reverse stock split, stock dividend (payable in shares of Common Stock) or otherwise, (i) the Exercise Price and (ii) the number of shares of Common Stock acquirable and receivable upon the exercise or conversion of this Warrant shall be proportionally increased or reduced, as the case may be, to reflect the effectuation of such subdivision or combination.

                     (ii) If the Company shall effect a capital reorganization or reclassification of the Common Stock or any distribution by the Company to holders of Common Stock (other than cash dividends on the Common Stock distributed in accordance with the terms of the Company's Certificate of Incorporation, as amended), whether in the form of stock, debt securities, or other assets or property of the Company (each, an "Adjustment Event"), then, as a condition of such Adjustment Event, lawful and adequate provision shall be made whereby the holders of this Warrant shall thereafter have the right to acquire and receive such shares of stock, securities, assets or property as would have been issuable or payable as a result of such Adjustment Event with respect to or in exchange for such number of outstanding shares of the Common Stock as would have been received as if such Warrant were exercised immediately prior to the consummation of such Adjustment Event.

                     (iii) In the event that an Adjustment Event shall occur by means of an Acquisition in which this Warrant is assumed, then as a condition of such Adjustment Event, lawful and adequate provision shall be made whereby the Holders of this Warrant shall thereafter have the rights to acquire and receive upon exercise or conversion of this Warrant, such shares of stock, securities or assets as would have been issuable or payable as part of such Adjustment Event with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon exercise or conversion of this Warrant (in all instances) immediately before such Adjustment Event, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Warrant such that the provisions hereof (including without limitation provisions for adjustments of the Exercise Price and of the number of shares of Common Stock acquirable and receivable upon the exercise or conversion of this Warrant) shall be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise or conversion of this Warrant (including an immediate adjustment, by reason of such Adjustment Event of the Warrant to the value for the Common Stock reflected by the terms of such Adjustment Event if the value so reflected is less than the Exercise Price in effect immediately prior to such Adjustment Event).

              (b) Notices. Promptly following the determination of any adjustment to the Exercise Price, the Company shall give written notice to Holder setting forth in reasonable detail and certifying the calculation of such adjustment.

         10. Informational Rights. The Company shall furnish to Holder, within 30 days of Holder's request, any regularly prepared financial and other information about the Company that: (1) a stockholder of the Company is entitled to receive under Delaware law; or (2) the Company furnishes to its stockholders on a regular basis as a course of practice or pursuant to any stockholder or other agreement.

         11. Amendments. This Warrant and any of the terms and provisions hereof may be changed, waived, discharged or terminated without the prior written consent of the Holder, provided that written consent to such change waiver, discharge or termination is obtained by the Company from the holders of warrants representing a majority of the shares of Common Stock issuable upon exercise of all warrants of like tenor initially issued under the Note and Warrant Purchase Agreement and outstanding as of the date of such consent.

         12. No Impairment. The Company will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of any Holder.

         13. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

         14. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to the Holder, to the address of the Holder set forth in the Note and Warrant Purchase Agreement, or such other address as the Holder shall have furnished to the Company in writing, or (b) if to the Company, to Avalon Digital Marketing Systems, Inc., 5255 N. Edgewood Drive, Suite 250, Provo, UT 84604, or at such other address as the Company shall have furnished to the Holder in writing.

         IN WITNESS WHEREOF, Avalon Digital Marketing Systems, Inc. has caused this Warrant to be executed by its officer hereunto duly authorized.

Dated:  ______ ___, 2004           AVALON DIGITAL MARKETING SYSTEMS, INC.




                                   By:__________________________________________
                                   Name:
                                   Title:

                                    EXHIBIT A

                               NOTICE OF EXERCISE

                             Dated         , 20__

         The undersigned hereby irrevocably elects to exercise its rights pursuant to this Warrant to the extent of purchasing _______ shares of Common Stock of Avalon Digital Marketing Systems, Inc., and hereby makes payment of $________ in cash, in payment of the exercise price thereof.

         [The undersigned hereby irrevocably elects to exercise its rights pursuant to this Warrant to the extent of purchasing shares of Common Stock and hereby authorizes you to deliver such shares of Common Stock for sale to ____________, and to retain from the proceeds of such sale $___________, in cash, in payment of the exercise price thereof and to remit to the undersigned the balance of such proceeds.]

                       INSTRUCTIONS FOR ISSUANCE OF STOCK

         Name__________________________________________________________________
               (Please typewrite or print in block letters)

        Address ____________________________________________________________

        Signature____________________________________________________________

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, hereby sells, assigns and transfers unto

Name: ______________________________________________

         (Please typewrite or print in block letters)

Address _____________________________________________

the right to purchase Common Stock of Avalon Digital Marketing Systems, Inc. (the "Company"), represented by this Warrant to the extent of _______ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _______________ as Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date __________

Signature ___________________

                                                                     Exhibit D-1
                   Schedule of Note Purchases at First Closing

    Purchaser              Principal Amount of Note        Number of Shares (1)
    ---------              ------------------------        --------------------

Avalon Acquisition
Company, LLC                      $811,000                     2,674,773



          Total:                  $811,000                     2,674,773

(1) reflects the aggregate number of shares of common stock of the Reorganized Company the Note can be converted into, subject to adjustments.

                                                                     Exhibit D-2

                  Schedule of Note Purchases at Second Closing


    Purchaser              Principal Amount of Note        Number of Shares (1)
    ---------              ------------------------        --------------------

Avalon Acquisition
Company, LLC                      $789,000                     2,469,022



          Total:                  $789,000                     2,469,022

(1) reflects the aggregate number of shares of common stock of the Reorganized Company the Note can be converted into, subject to adjustments.

                                                                     Exhibit E-1
                  Schedule of Warrant Issuance at First Closing

                                           Warrant Purchase       Number of
 Purchaser (or its nominee or designee)        Price            Warrant Shares
 --------------------------------------        -----            --------------

Networks Direct, Inc.                          $50                   367,414

                              Total:           $50                   367,414


                                                                     Exhibit E-2
                 Schedule of Warrant Issuance at Second Closing

                                            Warrant Purchase       Number of
 Purchaser (or its nominee or designee)         Price           Warrant Shares
 --------------------------------------         -----          --------------

Networks Direct, Inc.                          $50                   367,414

                              Total:           $50                   367,414

                                                                       Exhibit F

                    Risks Associated with Investing in Avalon


         Investors  should   carefully   consider  the  following  risks  before
investing in Avalon  Digital  Marketing  Systems,  Inc.  ("Avalon")  (Other OTC:
AVLN.PK). Investors should also refer to the reports filed by Avalon with the Securities and Exchange Commission ("SEC"), including portions of its monthly operating reports filed with Form 8-Ks.

         Bankruptcy. On September 5, 2003, Avalon filed a voluntary petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code. At that time, Avalon had $9,222,473 in unsecured debt and $412,129 in secured debt. Unable to meet its debt obligations, Avalon sought protection under the Bankruptcy Code to restructure its debt. When Avalon emerges from the Chapter 11 reorganization process in accordance with its Plan of Reorganization, it is anticipated that its unsecured debt will be discharged and will be converted into equity. However, even after the restructuring, Avalon may have liquidity problems and present a going concern risk.

         Future Capital Requirements; Uncertainty of Future Funding. The investment of $1.6 million by the investors may not be sufficient to continue the operation of Avalon (even after it emerges from bankruptcy). It is expected that approximately $245,000 of the $1.6 million will be available for working capital after paying for the secured debt and expenses in connection with Avalon's reorganization process. Avalon may have to seek additional financing through future public or private sales of its securities, including equity securities, to meet the capital requirements for growth, development and marketing programs. Avalon may also seek funding for development and marketing of its products through strategic partnerships and other arrangements with investment partners. There can be no assurance, however, that such collaborative arrangements or additional funds will be available when needed, or on terms acceptable to Avalon and the investors, if at all. Any such additional financing may result in dilution to existing stockholders. If adequate funds are not available, Avalon may have difficulty facilitating its growth and becoming competitive in the marketplace.

         No Established, Stable Market for Avalon Common Stock. There is no established, stable market for Avalon Common Stock and its trading price has in the past and may in the future be subject to significant fluctuations. Avalon Common Stock is traded on the National Quotation Bureau's Pink Sheets and its annual high price was $.48 per share and its annual low price was $.0001 per share. Avalon may receive little or no coverage by security analysts and it may be difficult to dispose of, or to obtain accurate quotations as to the market value of, Avalon Common Stock.

         In addition, Avalon Common Stock would be deemed "penny stock." Penny stocks generally are equity securities with a price of less than $5.00 per share, other than securities registered on certain national securities exchange. Penny stocks are subject to rules and regulations that impose additional sales practice requirements on broker-dealers who sell the securities to persons other than established customers and accredited investors, and these additional requirements may restrict the ability of broker-dealers to sell a penny stock.

         There are no assurances that Avalon will be able to satisfy NASDAQ's initial listing requirements to be eligible to re-apply for listing on the NASDAQ National Market upon emergence from the Chapter 11 reorganization.

         Limited Public Float. After the restructuring under the Plan of Reorganization, the number of shares of Avalon's outstanding Common Stock will be reduced from 7,348,479 to 1,175,725. After converting the Notes and Warrants purchased under the Note and Warrant Purchase and Security Agreement, the investors are expected to own 5,878,617 shares or 80% of Avalon's outstanding Common Stock. Because of the limited public market for Avalon's stock, the investors may be unable to sell their shares when they desire to do so. In addition, the market price for Avalon Common Stock could decrease significantly at the time the registration statement is filed to register the resale of the shares to be issued upon conversion of the Notes and the exercise of the Warrants.

         Need for Additional Personnel. The addition of specialized key personnel and sales persons to assist Avalon to expand its business will be necessary after Avalon emerges from bankruptcy. There can be no assurances Avalon will be able to locate and hire such specialized personnel on acceptable terms. In addition, Avalon had implemented cost cutting measures, including reduction in personnel, to manage its liquidity and cash position. It may be costly to restaff the positions that have been cut previously and to train new employees.

         Limited Operating History. Avalon was formed in March 1999 and commenced its operations in January 2000. Avalon's limited operating history does not provide the basis for evaluation of its current business and prospects and makes it difficult to predict future results. Avalon should be considered a development stage company.

         Dependence on Existing Contracts. Seventy five percent (75%) of Avalon's current revenue comes from previously sold contracts of software, web, merchant and banking services to small businesses selling their products and services on-line. It is expected that this revenue will gradually decline and perhaps even cease to exist. Avalon will be required to generate revenues from new contracts or secure additional funding to continue its operations.

         Ability to Attract Customers and Suppliers. Due to Avalon's history of bankruptcy, it may be difficult to attract customers and suppliers to conduct business with it on terms that are favorable to Avalon. It may take a long period of time before customers and suppliers become comfortable with Avalon's business prospects. If Avalon cannot generate revenues from new contracts and cannot raise additional financing, Avalon may not be able to continue its operations.

         Intense Competition. Avalon describes itself as a digital marketing company. This is a category that expanded and received a great amount of investment in the 1990's. As a result, there is significant over-capacity, competition, margin and price compression, and industry consolidation, both from direct competitors and advertising agencies developing their own branded software products.

         New Product Strategy. Avalon's current software or e-mail marketing products offer no distinct competitive advantage. It has decided to develop channel expertise in the distributor, agent, multi-level marketing industries such as real estate, hotel, hospitality, insurance and similar sectors. Avalon management does not have a track record of such development, launch, and the sales and marketing skill set to make this effort successful. There are no assurances that this strategy will be implemented with success or that implementation of such strategy will enhance Avalon's business prospects.

         Avalon's current software/e-mail marketing products need to be updated and may need to offer new features for Avalon to develop successful channel expertise. This will take about 6 months and several hundred thousand dollars. There is no assurance that Avalon will be successful in updating and launching such products.

         Compliance under the Securities and Exchange Act. Investors will have an illiquid investment and will not be able to sell their securities in the public market until their securities have been registered. Avalon has not filed all of the reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, on a timely basis since its filing for bankruptcy protection. Therefore, Avalon is not in compliance with the SEC rules and regulations and is currently ineligible to use the short form registration statement on Form S-3 to register the resale of the shares underlying the Notes and the Warrants. To be eligible to use the Form S-3, the registrant must have filed all the material in a timely manner required to be filed pursuant to the Exchange Act for a period of at least 12 calendar months immediately preceding the filing of the registration statement.

         Therefore, to register the resale of the underlying shares, Avalon will be required to file a registration statement on Form S-1 or file a registration statement on Form S-3 after it becomes Form S-3 eligible. Registration statement on Form S-1 requires complete disclosure in the prospectus, including audited financial statements, and does not permit a company to incorporate information by reference to other filings, Therefore, preparing a registration statement on Form S-1 can be a very lengthy and costly process. There can be no assurances that Avalon will successfully complete the audit of its financial statements and successfully become current in its required SEC filings.